As filed with the Securities and Exchange Commission on June 16, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
WINDROSE MEDICAL PROPERTIES TRUST
(Exact Name of Registrant as Specified in Its Charter)

MARYLAND	35-216691
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268
(317) 860-8180
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Frederick L. Farrar
President, Chief Operating Officer and Treasurer
Windrose Medical Properties Trust
3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268
(317) 860-8180
(317) 860-9190 (Facsimile)
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
David C. Wright, Esq.
Hunton & Williams LLP
Riverfront Plaza, East Tower
Richmond, Virginia 23219-4074
(804) 788-8200
(804) 788-8218 (Facsimile)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering	Aggregate	Registration
Securities to be Registered	to be Registered(1)	Price per Unit(1)(2)	Offering Price	Fee(3)

Debt securities(4)(5)

Preferred shares, $0.01 par value(4)(5)

Common shares, $0.01 par value(4)(5)

TOTAL			$350,000,000	$37,450

(1)	Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	The Registrant will determine the proposed maximum offering price per unit from time to time in connection with, and at the time of, the issuance of the securities registered hereunder.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

(4)	Such indeterminate principal amount, liquidation amount or number of senior and subordinated debt securities, preferred shares and common shares as may from time to time be offered at indeterminate prices. The aggregate maximum offering price of all securities offered and sold by the Registrant pursuant to this registration statement shall not have a maximum aggregate offering price that exceeds $350,000,000 in U.S. dollars or the equivalent at the time of offering in any other currency.

(5)	Also includes such indeterminate principal amount, liquidation amount or number of senior or subordinated debt securities, preferred shares and common shares as may be issued upon conversion or exchange of any senior or subordinated debt securities or preferred shares that provide for conversion or exchange into other securities. Separate consideration may or may not be received by the Registrant for securities that are issuable on exercise, conversion or exchange of other securities.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 16, 2006
PROSPECTUS
$350,000,000
Windrose Medical Properties Trust
Debt Securities
Preferred Shares of Beneficial Interest
Common Shares of Beneficial Interest

        Windrose Medical Properties Trust intends to offer and sell from time to time the debt and equity securities described in this prospectus. The total offering price of these securities will not exceed $350,000,000 in the aggregate. We will provide the specific terms of any securities that we may offer in a supplement to this prospectus.
      You should read carefully this prospectus and any applicable prospectus supplement before deciding to invest in these securities.
      These securities may be offered directly, through agents designated by us from time to time, or to or through underwriters or dealers.
      For a discussion of certain risks associated with an investment in our securities, see “Risk Factors” beginning on page 2 of this prospectus and in our periodic reports and other information that we file from time to time with the Securities and Exchange Commission.
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     , 2006.

      You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any state where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as the information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate only as of the date of the documents containing the information.

ABOUT THIS PROSPECTUS
      This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission, or SEC. We may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities we may offer.
      Each time we offer for sale securities under this prospectus, we will provide a prospectus supplement that contains specific information about the terms of the securities we are offering as well as other information. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement. You should also read the additional information described under the heading “How to Obtain More Information.”
      The maximum aggregate offering price of the securities sold under this prospectus will not exceed $350,000,000.
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
      This prospectus and the information incorporated by reference into it contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act, including, without limitation, statements containing the words “believes,” “anticipates,” “expects,” “estimates,” “intends,” “plans,” “projects,” “will continue” or other words that describe our expectations of the future. We have based these forward-looking statements on our current expectations and projections about future events and trends affecting the financial condition of our business, which may prove to be incorrect. These forward-looking statements relate to future events and our future financial performance, and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should specifically consider the factors identified under the caption “Risk Factors” in this prospectus and the various other factors identified in or incorporated by reference into this prospectus and any other documents filed by us with the SEC that could cause actual results to differ materially from our forward-looking statements.
      Except to the extent required by applicable law, we undertake no obligation to, and do not intend to, update any forward-looking statements or any statements included in the “Risk Factors” section of this prospectus or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments. A number of risk factors are associated with the conduct of our business, and the risks discussed in the “Risk Factors” section of this prospectus may not be exhaustive. New risks and uncertainties arise from time to time, and we cannot predict these events or how they may affect us. All forward-looking statements should be read with caution.
CERTAIN DEFINITIONS
      Unless otherwise indicated, the terms “we,” “us,” “our” and “our company” refer to Windrose Medical Properties Trust and its consolidated subsidiaries, including Windrose Medical Properties, L.P. The term “you” refers to a potential investor in the securities described in this prospectus.

ii

OUR COMPANY
      Windrose Medical Properties Trust is a self-managed specialty medical properties real estate investment trust, or REIT. We were organized in March 2002 as a Maryland REIT with perpetual existence and are taxed as a REIT under the federal income tax laws. We completed our initial public offering and began operations in August 2002. We were formed to acquire, selectively develop and manage specialty medical properties, such as:

•	medical office buildings;

•	ambulatory surgery centers;

•	outpatient treatment and diagnostic facilities; and

•	specialty hospitals and treatment centers.
      We own our properties and conduct our business through Windrose Medical Properties, L.P., our operating partnership. We are the sole general partner of our operating partnership. As of March 31, 2006, we owned a 98.1% interest in our operating partnership.
      Our corporate offices are located at 3502 Woodview Trace, Suite 210, Indianapolis, Indiana 46268. Our telephone number is (317) 860-8180. Our Internet website address is www.windrosempt.com. The information on or connected to our website is not, and shall not be deemed to be, a part of, or incorporated into, this prospectus.

RISK FACTORS
      Investment in our securities involves risk. Before acquiring any securities offered pursuant to this prospectus and any accompanying prospectus supplement, you should carefully consider the risks described below as well as the information contained, or incorporated by reference, in this prospectus and any accompanying prospectus supplement, including, without limitation, the risks described in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q, and as described in our other filings with the SEC. The occurrence of any of these risks might cause you to lose all or a part of your investment in our securities. Please also refer to the section above entitled “Cautionary Statement Concerning Forward-Looking Statements.”
Risks Relating to the Healthcare Industry

Regulations targeting specific sectors of the healthcare industry could adversely affect our business.
      One segment of our business is the acquisition and development of specialty hospitals in which physicians own an interest. The Medicare Prescription Drug Improvement and Modernization Act of 2003 included a moratorium on the development of new specialty hospitals with physician ownership for a period of 18 months. Excluded from the moratorium were hospitals currently under development as determined in accordance with the Centers for Medicare and Medicaid Services, or CMS, approval process. We completed the development in December 2005 of an approximately $33.2 million specialty hospital in Houston, Texas that was approved by CMS as being exempt from the moratorium or grandfathered. Although the original moratorium expired in June 2005, CMS announced a suspension in processing of any new Medicare provider enrollment applications for specialty hospitals in the same month. On February 1, 2006, Congress passed the Deficit Reduction Act of 2005, which, in Section 5006, included a statutory prohibition on CMS’s enrollment of new specialty hospitals in the Medicare program. The prohibition is intended to remain in place for six to eight months while the Department of Health and Human Services develops a report to Congress. CMS issued an interim report on May 9, 2006 and is expected to release a final report in August 2006.
      Another potential segment of our business may involve the acquisition of one or more rehabilitation hospitals. Rehabilitation hospitals focus on the rehabilitation and care of patients recovering from, among others, multiple traumatic injuries, spinal cord injury, congenital deformity, amputation, strokes, burns and complex neurological and orthopedic conditions. CMS utilizes classification criteria, commonly known as the “75 percent rule,” to classify a hospital or unit of a hospital as an inpatient rehabilitation facility, or IRF. The criteria is utilized to distinguish an IRF from an acute care hospital for purposes of payment under the Medicare IRF prospective payment system. The Deficit Reduction Act of 2005 set forth an extended phase-in for IRF compliance. For cost reporting periods beginning on or after July 1, 2006 and through July 1, 2007, the compliance threshold is 60% of the IRF’s total patient population. The compliance threshold will increase to 65% for cost reporting periods beginning on or after July 1, 2007 and before July 1, 2008, and to 75% for cost reporting periods after July 1, 2008.
      We may also acquire one or more long term acute care hospitals, or LTACHs. LTACHs focus on extended hospital care, generally of 25 or more days for medically complex patients. Like IRFs, LTACHs are reimbursed by CMS differently from general acute care hospitals under an LTACH prospective payment system. In May 2006, CMS issued a proposed rule addressing payment changes to LTACHs for rate year 2007. In addition to changes, among others, in the market basket used to measure inflation and discontinuation of the surgical diagnosis-related group exception to the three day or less interrupted stay policy, CMS modified the payment formula for short-stay outlier, or SSO, payments for patients who are discharged early, and modified payments for unusually high cost cases under a high-cost outlier policy. While in 2006 an LTACH’s fixed-loss amount would have been $10,501 to be eligible for additional payment, the rate year 2007 amount was increased to $14,887.
      Similar types of moratoriums or other further legislation or regulatory changes in the amount or structure of Medicare reimbursements for various types of health care facilities could adversely affect our investments or acquisition opportunities in the segments of the healthcare industry affected by such legislation or governmental changes in the Medicare reimbursement structure, and could adversely affect our tenants’ abilities to make rent payments to us.

Reductions in reimbursement from third party payors, including Medicare and Medicaid, could adversely affect the profitability of our tenants and hinder their ability to make rent payments to us.
      Sources of revenue for our tenants and operators may include the federal Medicare program, state Medicaid programs, private insurance carriers and health maintenance organizations, among others. Efforts by such payors to reduce healthcare costs will likely continue, which may result in reductions or slower growth in reimbursement for certain services provided by some of our tenants. In addition, the failure of any of our tenants to comply with various laws and regulations could jeopardize their ability to continue participating in Medicare, Medicaid and other government sponsored payment programs.
      The healthcare industry continues to face various challenges, including increased government and private payor pressure on healthcare providers to control or reduce costs. We believe that our tenants will continue to experience a shift away from fee-for-service payors resulting in an increase in the percentage of revenues attributable to managed care payors. Pressures to control healthcare costs and a shift away from traditional health insurance reimbursement to managed care plans have resulted in an increase in the number of patients whose healthcare coverage is provided under managed care plans, such as health maintenance organizations and preferred provider organizations. These changes could have a material adverse effect on the financial condition of some or all of our tenants, which could negatively impact your investment in our securities.

The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our tenants to make lease payments to us.
      The healthcare industry is heavily regulated by federal, state and local governmental bodies. Our tenants generally will be subject to laws and regulations covering, among other things, licensure, certification for participation in government programs and relationships with physicians and other referral sources. Changes in these laws and regulations could negatively affect the ability of our tenants to make lease payments to us, which could negatively impact your investment in our securities.
      Many of our medical properties and their tenants may require a license and/or certificate of need to operate. Failure to obtain a license or certificate of need, or loss of a required license or certificate of need would prevent a facility from operating in the manner intended by the tenants. These events could materially adversely affect our tenants’ ability to make rent payments to us. State and local laws also may regulate expansion, including the addition of new beds or services or acquisition of medical equipment, and the construction of healthcare facilities, by requiring a certificate of need or other similar approval.

Our real estate investments are concentrated in specialty medical properties, making us more vulnerable economically than if our investments were diversified.
      As a REIT, we invest primarily in real estate. Within the real estate industry, we primarily acquire, selectively develop and manage specialty medical properties. We are subject to risks inherent in concentrating investments in real estate. The risks resulting from a lack of diversification become even greater as a result of our business strategy to invest primarily in specialty medical properties. A downturn in the real estate industry could significantly adversely affect the value of our properties. A downturn in the healthcare industry could negatively affect our tenants’ ability to make lease payments to us and our ability to make distributions to our shareholders. These adverse effects could be more pronounced than if we diversified our investments outside of real estate or, more particularly, outside of specialty medical properties.

Adverse trends in the healthcare industry may negatively affect our tenants’ ability to make lease payments.
      The healthcare industry is currently experiencing, among other things:

•	changes in the demand for and methods of delivering healthcare services;

•	changes in third-party reimbursement policies;

•	significant unused capacity in certain areas, which has created substantial competition for patients among healthcare providers in those areas;

•	continuing pressure by private and governmental payors to reduce payments to providers of services; and

•	increased scrutiny of billing, referral and other practices by federal and state authorities.
      These and other factors may adversely affect the economic performance of some or all of our tenants and their ability to make lease payments. In turn, our lease revenues and our ability to make distributions to our securityholders could be negatively impacted.

Our tenants are subject to fraud and abuse laws, the violation of which by a tenant may jeopardize the tenant’s ability to make rent payments to us.
      There are various federal and state laws prohibiting fraudulent and abusive business practices by healthcare providers who participate in, receive payments from or are in a position to make referrals in connection with government-sponsored healthcare programs, including the Medicare and Medicaid programs. Our lease arrangements with certain tenants may also be subject to these fraud and abuse laws.
      These laws include:

•	the Federal Anti-Kickback Statute, which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, the referral of Medicare and Medicaid patients;

•	the Federal Physician Self-Referral Prohibition, which, subject to specific exceptions, restricts physicians who have financial relationships with healthcare providers from making referrals for specifically designated health services for which payment may be made under Medicare or Medicaid programs to an entity with which the physician, or an immediate family member, has a financial relationship;

•	the False Claims Act, which prohibits any person from knowingly presenting false or fraudulent claims for payment to the federal government, including under the Medicare and Medicaid programs; and

•	the Civil Monetary Penalties Law, which authorizes the Department of Health and Human Services to impose monetary penalties for certain fraudulent acts.
      Each of these laws includes criminal and/or civil penalties for violations that range from punitive sanctions, damage assessments, penalties, imprisonment, denial of Medicare and Medicaid payments and/or exclusion from the Medicare and Medicaid programs. Additionally, certain laws, such as the False Claims Act, allow for individuals to bring qui tam (whistleblower) actions on behalf of the government for violations thereof. Imposition of any of these penalties upon one of our tenants or associated hospitals could jeopardize that tenant’s ability to operate or to make rent payments or affect the level of occupancy in our medical office buildings or healthcare-related facilities associated with that hospital, which may have a material adverse effect on our business, financial condition and results of operations, our ability to make distributions to our securityholders and the trading price of our securities.

Risks Relating to Our Business, Growth Strategy and Organizational Structure

We may be unable to acquire or may be delayed in acquiring specialty medical properties.
      Our inability to acquire, or delays in acquiring, properties, including specialty medical properties, may adversely impact our ability to make distributions to our securityholders. In addition, if we do not complete acquisitions as expected, future offerings of our equity securities will have a significant dilutive impact on our issued and outstanding common and preferred shares until we are able to efficiently deploy the net proceeds from an offering of our equity securities.

Dependence on our tenants for lease payments may adversely impact our ability to make distributions to our securityholders.
      As a REIT operating in the healthcare industry, we are not permitted by current tax law to operate or manage the businesses conducted in our facilities. Accordingly, we rely exclusively on lease payments from our tenants for cash with which to make distributions to securityholders. We have no control over the success or failure of our tenants’ businesses. Reductions in the net operating income of our tenants may negatively impact the ability of our tenants to make lease payments and our ability to make distributions to our securityholders. Failure on the part of a tenant to comply materially with the terms of a lease would give us the right to terminate our lease with that tenant, repossess the applicable property and enforce the payment obligations under the lease. However, we then would be required to find another tenant. There can be no assurance that we would be able to find a suitable replacement tenant or that, if a suitable replacement tenant was found, we would be able to enter into a lease on favorable terms, or at all. Significant adverse changes in the operations of any property, or the operations or financial condition of any tenant, could have a material adverse effect on our ability to collect lease payments and, accordingly, on our ability to make distributions to our securityholders.

We do not know if our tenants will renew their existing leases, and if they do not, we may be unable to lease the properties on as favorable terms, or at all.
      We cannot predict whether our tenants will renew existing leases at the end of their lease terms, which expire at various times through 2023. If these leases are not renewed, we would be required to find other tenants to occupy those properties. There can be no assurance that we would be able to identify suitable replacement tenants or enter into leases with new tenants on terms as favorable to us as the current leases or that we would be able to lease those properties at all.

Failure to properly manage our rapid growth could distract our management or increase our expenses.
      We have experienced rapid growth and development in a relatively short period of time and expect to continue to experience rapid growth in the future. Our rapid growth has resulted in increased levels of responsibility for our management. Future property acquisitions could place significant additional demands on, and require us to expand, our management, resources and personnel. Our failure to manage any such rapid growth effectively could harm our business and, in particular, our financial condition, results of operations and cash flows, which could negatively affect our ability to make distributions to our securityholders. In particular, we could have difficulty assimilating acquired properties and integrating their operations into our organization. Failure to effectively integrate newly acquired properties could disrupt our ongoing business, distract our management and employees and increase our expenses. Our rapid growth could also increase our capital requirements, which may require us to issue potentially dilutive equity securities and incur additional debt.

Some of our properties may not have efficient alternative uses.
      Some of our properties, such as our ambulatory surgery centers and specialty medical hospitals, are specialized medical facilities. If we or our tenants terminate the leases for these properties or our tenants lose their licenses or certificates of need to operate such properties, we may not be able to locate suitable replacement tenants to lease the properties for their specialized uses. Alternatively, we may be required to spend substantial amounts to adapt these properties to other uses. Any loss of revenues and/or additional capital expenditures occurring as a result could hinder our ability to make distributions to our securityholders.

Our business is highly competitive and we may be unable to compete successfully.
      We will compete for development opportunities and opportunities to purchase medical properties with, among others:

•	private investors;

•	healthcare providers, including physicians;

•	healthcare-related REITs;

•	real estate partnerships;

•	financial institutions; and

•	local developers.
      Many of these competitors have substantially greater financial and other resources than we have and may have better relationships with lenders and sellers. Increased competition for medical properties from our competitors, including other REITs, may adversely affect our ability to acquire specialty medical properties and the price we pay for properties. If we are unable to acquire properties or if we pay too much for properties, our revenue and earnings growth could be adversely affected. Our properties face competition from other nearby facilities that provide services comparable to those offered at our facilities. Some of those facilities are owned by governmental agencies and supported by tax revenues, and others are owned by nonprofit corporations and may be supported to a large extent by endowments and charitable contributions. Those types of support are not available to us. In addition, competing healthcare facilities located in the areas served by our facilities may provide health services that are not available at our facilities. From time to time, referral sources, including physicians and managed care organizations, may change their lists of healthcare facilities to which they refer patients, which could adversely affect our rental revenues.

Our use of debt financing subjects us to significant risks, including refinancing risk and the risk of insufficient cash available for distribution.
      Our Articles of Amendment and Restatement of our Declaration of Trust, as amended and as supplemented by our Articles Supplementary, which we collectively refer to as our charter, and other organizational documents, including our Amended and Restated Bylaws, or bylaws, do not limit the amount of debt we may incur. Debt, whether with recourse to us generally or only with respect to a particular property, creates risks. For example, variable rate debt can reduce the cash available for distribution to securityholders in periods of rising interest rates. We intend to incur debt only when we believe it will enhance our risk-adjusted returns. However, we cannot assure you that our use of financial leverage will prove to be beneficial. We may borrow additional amounts in the future, or we may issue debt securities in public or private offerings. Some of these additional borrowings may be secured by our properties. In addition, in connection with debt-financing, we are subject to covenants that restrict our operations. There can be no assurance that we will be able to meet our debt service obligations or comply with the restrictive covenants and, to the extent that we cannot, we risk the loss of some or all of our properties to foreclosure. In addition, payments of principal and interest on borrowings may leave us with insufficient cash resources to operate our properties, pay cumulative preferred dividends on our 7.5% Series A cumulative convertible preferred shares, which we refer to as our Series A preferred shares, or pay the distributions to our common shareholders necessary to maintain our REIT qualification.
      We anticipate that our debt will be a blend of long-term amortizing debt and variable-rate non-amortizing debt, both payable in substantial “balloon” payments upon maturity. Therefore, we will likely need to refinance at least a portion of our outstanding debt as it matures. There is a risk that we may not be able to refinance existing debt or that the terms of any refinancing will not be as favorable as the terms of the existing debt. If principal payments due at maturity cannot be refinanced, extended or repaid with proceeds from other sources, such as new equity capital or sales of properties, our cash flow may not be sufficient to repay all maturing debt in years when significant “balloon” payments come due. Additionally, under the terms of a significant portion of the debt that we have assumed, we may incur significant yield maintenance penalties if we choose to prepay the debt.

Conflicts of interest could result in an executive officer or a trustee acting other than in our best interest.
      As described further below, certain executive officers and members of our board of trustees have conflicts of interest resulting from:

•	our formation transactions at the time of our initial public offering;

•	their duties to our shareholders and the limited partners of our operating partnership; and

•	their allocation of time between our business and affairs and their other business interests.
      Conflicts of interest resulting from certain transactions in connection with our initial public offering may lead to decisions that are not in our shareholders’ best interest. Three of our executive officers, Messrs. Klipsch, McCoin and Farrar, one of whom also serves as a trustee (Mr. Klipsch), and one trustee emeritus who is not an executive officer (Mr. Lanham) owned, directly or indirectly, 88.4% of the equity interests in Windrose International, LLC. At the time of completion of our initial public offering, we acquired certain assets and liabilities of Windrose International, including the stock of HADC, in exchange for an aggregate of 218,750 units of partnership interest in our operating partnership. Additionally, three of our executive officers, Messrs. Klipsch, McCoin and Batts, and Mr. Lanham, who serves as a trustee emeritus, owned approximately 45% of the Class A limited liability company interests in Brierbrook Partners. We acquired the Class A limited liability company interests in Brierbrook Partners owned by these officers and trustees in exchange for an aggregate of 72,582 units of partnership interest in our formation transactions. The terms and conditions of these purchases were not negotiated in arm’s length transactions. Additionally, certain of our trustees and executive officers have unrealized gains associated with their interests in assets acquired by, or contributed to, our operating partnership at the time of our initial public offering, and, as a result, any sale of these assets or refinancing or prepayment of principal on the indebtedness assumed by us in purchasing these assets may cause adverse tax consequences to these trustees and executive officers. These individuals may not be supportive of the disposition or refinancing of these properties when it might otherwise be the optimal time for us to do so.
      Our trustees may have conflicting duties. Our trustees may have conflicting duties because, in their capacities as our trustees, they have a duty to us, and in our capacity as general partner of our operating partnership, they have a fiduciary duty to the limited partners of our operating partnership. Conflicts may arise when interests of our shareholders and the limited partners of our operating partnership diverge, particularly in circumstances in which there may be an adverse tax consequence to the limited partners, such as upon the sale of assets or the repayment of indebtedness. The partnership agreement of our operating partnership contains a provision requiring the general partner to resolve, to the extent possible, in favor of our shareholders, any matters in which there is a conflict between the rights of the limited partners of the operating partnership and the rights of our shareholders. It may not always be possible, however, for a resolution to be reached which favors our shareholders.
      Our executive officers perform other activities that may limit the amount of time available to be spent on our business and affairs. Our chairman and chief executive officer, Fred S. Klipsch, and our president, chief operating officer and treasurer, Frederick L. Farrar, have other business interests that may hinder their ability to spend adequate time on our business. Messrs. Kilpsch and Farrar have employment contracts that prevent them to provide management and other services to other business interests, including Klipsch Audio, Inc. The provisions of these services may reduce the time that Messrs. Klipsch and Farrar are able to devote to our business. If Messrs. Klipsch and Farrar do not allocate sufficient time to the management of our operations, it could jeopardize our ability to execute our business plan.

Holders of our outstanding Series A preferred shares have dividend, liquidation, and other rights that are senior to the rights of the holders of our common shares.
      Our board of trustees has the authority to designate and issue preferred shares with liquidation, dividend and other rights that are senior to those of our common shares. As of March 31, 2006, 2,100,000 shares of our Series A preferred shares were issued and outstanding. The aggregate liquidation preference with respect to the outstanding preferred shares is approximately $52.5 million ($55.125 million if the stepped up liquidation preference set forth in our Articles Supplementary is applicable), and annual dividends on our outstanding preferred shares are approximately $3.9 million. Holders of our Series A preferred shares are entitled to cumulative dividends before any dividends may be declared or set aside on our common shares. Upon our voluntary or involuntary liquidation, dissolution or winding up, before any payment is made to holders of our common shares, holders of our Series A preferred shares are entitled to receive a liquidation preference of $25 per share ($26.25 per share if the stepped up liquidation preference set forth in our Articles Supplementary is applicable), plus any accrued and unpaid distributions. This will reduce the remaining amount of our assets, if any, available to distribute to holders of our common shares. In addition, holders of our Series A preferred shares have the right to elect two additional trustees to our board of trustees whenever dividends are in arrears in an aggregate amount equivalent to six or more quarterly dividends, whether or not consecutive.

Provisions of Maryland law, our charter and our bylaws may deter changes in management and third-party acquisition proposals or cause dilution.
      Our ownership limitations may restrict business combination opportunities. To qualify as a REIT under the Internal Revenue Code, or the Code, no more than 50% of the value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer persons during the last half of each taxable year (other than the first year for which an election to be a REIT has been made). To preserve our REIT qualification, our charter generally prohibits direct or indirect ownership by any person of more than 9.9% of the value of our outstanding shares of beneficial interest or more than 9.9% in value or number of shares, whichever is more restrictive, of our outstanding common shares. Generally, shares owned by affiliated owners will be aggregated for purposes of the ownership limitation. Any transfer of our shares that would violate the ownership limitation will be null and void, and the intended transferee will acquire no rights in such shares. Instead, such shares will be designated as “shares-in-trust” and transferred automatically to a trust effective on the day before the purported transfer of such shares. The beneficiary of a trust will be one or more charitable organizations named by us. The ownership limitation could have the effect of delaying, deterring or preventing a change in control or other transaction in which holders of our equity securities might receive a premium for their securities over the then-current market price or which such holders otherwise might believe to be in their best interests. The ownership limitation provisions also may make our equity securities an unsuitable investment vehicle for any person seeking to obtain, either alone or with others as a group, ownership of more than 9.9% in value of our shares. See “Description of Common and Preferred Shares — Restrictions on Ownership and Transfer.”
      The Maryland Business Combination Act may discourage a third-party from acquiring us. Under the Maryland General Corporation Law, as amended, which we refer to as the MGCL, as applicable to REITs, certain “business combinations” (including certain issuances of equity securities) between a Maryland REIT and any person who beneficially owns ten percent or more of the voting power of the trust’s shares, or an affiliate thereof, are prohibited for five years after the most recent date on which the person or affiliate acquired at least ten percent of the voting power of the trust’s shares. Thereafter, any business combination must be approved by two super-majority shareholder votes unless, among other conditions, the trust’s common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its common shares. These provisions could delay, deter or prevent a change in control or other transaction in which holders of our equity securities might receive a premium for their shares above the then-current market price or which such shareholders otherwise might believe to be in their best interests.
      Our board of trustees may issue additional shares that may cause dilution. Our charter authorizes the board of trustees, without shareholder approval, to:

•	amend the charter to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of beneficial interest of any class or series that we have the authority to issue;

•	cause us to issue additional authorized but unissued common shares or preferred shares; and

•	classify or reclassify any unissued common or preferred shares and to set the preferences, rights and other terms of such classified or reclassified shares, including the issuance of additional common shares or preferred shares that have preference rights over the common shares with respect to dividends, liquidation, voting and other matters.
      Future issuances of equity securities may cause our shareholders to experience further dilution.
      Our board of trustees may issue additional preferred shares with terms that may discourage a third-party from acquiring us. Our charter authorizes our board of trustees to issue up to 20,000,000 preferred shares and to establish the preferences and rights of any preferred shares issued. We issued 2,100,000 shares of our Series A preferred shares in June 2005. In addition, our Series A preferred shares may, in certain circumstances prior to June 30, 2010, have a stepped up liquidation preference that could delay, deter or prevent a change in control or other transaction in which holders of our common shares might receive a premium for their common shares. Although our board of trustees has no present intention to do so, it could establish one or more series of additional preferred shares that could, depending on the terms of such series, delay, deter or prevent a change in control or other transaction in which holders of our common shares might receive a premium for their common shares over the then-current market price or which such holders otherwise might believe to be in their best interests.
      Our charter and our bylaws also contain other provisions that may delay, defer or prevent a change in control or other transaction in which holders of our equity securities might receive a premium for their securities over the then-current market price or which such holders otherwise might believe to be in their best interests.

Three of our executive officers have agreements that provide them with benefits in the event their employment is terminated following a change in control of our company, which could deter a change in control that could be beneficial to our shareholders.
      We have entered into agreements with Messrs. Klipsch and Farrar, chairman of our board of trustees and chief executive officer and president, chief operating officer and treasurer, respectively, and Daniel R. Loftus, our executive vice president, secretary and general counsel, which provide them with severance benefits if their employment ends under certain circumstances following a change in control of our company. In addition, we entered into employment agreements with Messrs. Klipsch and Farrar that provide additional severance benefits if their employment ends under certain circumstances following a change in control of our company or if they are terminated other than for cause. These benefits and related tax indemnities could prevent or deter a change in control of our company that might involve a premium price for our equity securities or otherwise be in the best interests of our securityholders.

Our board of trustees may change our investment and operational policies without a vote of our shareholders.
      Our major policies, including our policies with respect to acquisitions, financing, growth, operations, debt limitation and distributions, are determined by our board of trustees. The board of trustees may amend or revise these and other policies from time to time without a vote of our shareholders. Investment and operational policy changes could adversely affect the market price of our securities and our ability to make distributions to our securityholders.

A significant number of our properties are located in two geographic locations, making us vulnerable to changes in economic conditions in that particular market.
      Although the Company had no tenant that leased more than 10% of its total rentable square footage at March 31, 2006, the Company does have a significant number of properties located in two geographic locations. Specifically, 23% and 10% of our rentable square footage is located in Southern Florida (in proximity to West Palm Beach, Florida) and in the Houston, Texas metropolitan area, respectively. Those two locations represented 21% and 11% of the Company’s total rental operations revenue as of March 31, 2006, respectively. As a result, localized adverse events or conditions, such as an economic recession or overbuilding in the local real estate market, could have a significant adverse effect on the operations of our properties, and ultimately on the amounts available for distribution to shareholders.

We depend on key personnel, the loss of which may threaten our ability to operate our business successfully.
      We depend on the services of our existing senior management to carry out our business and investment strategies. If we were to lose any of our senior executive officers, particularly Messrs. Klipsch or Farrar, it may be more difficult to locate attractive acquisition targets or manage the properties that we acquire. Additionally, as we expand, we will continue to need to attract and retain qualified additional senior management. The loss of the services of any of our senior management personnel, or our inability to recruit and retain qualified personnel in the future, could have an adverse effect on our business and financial results.

Our board of trustees and management make decisions on our behalf, and shareholders have limited management rights.
      Our shareholders have no right or power to take part in our management except through the exercise of voting rights on certain specified matters. The board of trustees is responsible for our management and strategic business direction, and our management is responsible for our day-to-day operations. Certain policies of our board of trustees may not be consistent with the immediate best interests of our securityholders.

Shares available for future sale may have an adverse effect on the price of our common shares.
      Sales of a substantial number of our common shares, or the perception that such sales could occur, could adversely affect prevailing market prices of our common shares. The outstanding operating partnership units held by limited partners are redeemable, at the election of the holder, or, at our election, for either cash or our common shares. In addition, our outstanding Series A preferred shares are convertible at the election of the holder into common shares. Upon the redemption of the outstanding operating partnership units or conversion of our Series A preferred shares, into common shares any shares received therefor may be sold in the public market pursuant to shelf registration statements that we have filed or will file, in the case of common shares issued upon redemption of operating partnership units, registering the underlying shares or pursuant to any available exemption from registration.

We are the sole general partner of our operating partnership and may become liable for the debts and other obligations of this partnership beyond the amount of our investment.
      We are the sole general partner of our operating partnership, Windrose Medical Properties, L.P. As the sole general partner, we are liable for our operating partnership’s debts and other obligations. If our operating partnership is unable to pay its debts and other obligations, as general partner, we will be liable for such debts and other obligations beyond the amount of our investment in our operating partnership. These obligations could include unforeseen contingent liabilities.

The market value of our securities could decrease based on our performance, market perception and condition and rising interest rates.
      The market value of our securities may be based primarily upon the market’s perception of our growth potential and current and future cash dividends, and may be secondarily based upon the fair market value of our underlying assets. The market price of our securities may be influenced by the dividend we pay on our equity securities relative to market interest rates. Rising interest rates may lead potential buyers of our securities to expect a higher dividend or interest rate, which would adversely affect the market price of our securities. In addition, rising interest rates would result in increased interest expense on our variable rate debt, thereby adversely affecting our cash flow and our ability to service our indebtedness and pay dividends.
Tax-Related Risks

Loss of our tax status as a REIT would have significant adverse consequences to us and the value of our securities.
      We have operated and intend to continue operating in a manner that will allow us to maintain our REIT status for federal income tax purposes under the Code, which will depend on our ability to meet various requirements concerning, among other things, the ownership of our outstanding shares, the nature of our assets, the sources of our income and the amount of our distributions to our securityholders. The REIT qualification requirements are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Accordingly, we cannot be certain that we will continue to be successful in operating so as to maintain our REIT status. At any time, new laws, interpretations, or court decisions may change the federal tax laws relating to, or the federal income tax consequences of, qualification as a REIT. It is possible that future economic, market, legal, tax or other considerations may cause the board of trustees to revoke the REIT election, which it may do without shareholder approval.
      If we lose or revoke our REIT status, we will face serious tax consequences that will substantially reduce the funds available for distribution to you because:

•	we would not be allowed a deduction for distributions to shareholders in computing our taxable income;

•	we would be subject to federal income tax at regular corporate rates and we might need to borrow money or sell assets in order to pay any such tax;

•	we also could be subject to the federal alternative minimum tax and possibly increased state and local taxes; and

•	unless we are entitled to relief under statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify.
      In addition, if we fail to qualify as a REIT and do not qualify for statutory relief provisions, we would not be required to make distributions to shareholders.
      As a result of all these factors, our failure to qualify as a REIT also could impair our ability to expand our business and raise capital, and would adversely affect the value of our securities.

Failure to make required distributions would subject us to tax.
      In order to qualify as a REIT, each year we must distribute to our shareholders at least 90% of our taxable income, other than any net capital gain. To the extent that we satisfy the distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any year are less than the sum of:

•	85% of our REIT ordinary income for that year;

•	95% of our REIT capital gain net income for that year; and

•	100% of our undistributed taxable income from prior years.
      We have paid out and intend to continue paying out our income to our shareholders in a manner intended to satisfy the distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax. Differences in timing between the recognition of income and the related cash receipts or the effect of required debt amortization payments could require us to borrow money or sell assets to pay out enough of our taxable income to satisfy the distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax in a particular year. In the future, we may borrow to pay distributions to our shareholders and the limited partners of our operating partnership. Any funds that we borrow would subject us to interest rate and other market risks.
Risks Relating to Real Estate Investments

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.
      Real estate investments are relatively illiquid. Our ability to quickly sell or exchange any of our medical properties in response to changes in economic and other conditions will be limited. No assurances can be given that we will recognize full value for any property that we are required to sell for liquidity reasons. Our inability to respond rapidly to changes in the performance of our investments could adversely affect our financial condition and results of operations.

Our acquisitions and development properties may under perform forecasted results or we may be limited in our ability to finance future acquisitions, which may harm our financial condition and operating results, and we may not be able to make the distributions required to maintain our REIT status.
      We intend to continue to pursue acquisitions of additional properties and to selectively develop new properties. Acquisitions and development entail risks that investments will fail to perform in accordance with expectations and that estimates of the cost of improvements necessary to develop and acquire properties will prove inaccurate, as well as general investment risks associated with any new real estate investment. We anticipate that acquisitions and development will largely be financed through externally generated funds such as borrowings under credit facilities and other secured and unsecured debt financing and from issuances of equity and debt securities. Because we must distribute at least 90% of our REIT taxable income each year to maintain our qualification as a REIT, our ability to rely upon income from operations or cash flow from operations to finance our growth and acquisition activities will be limited. Accordingly, if we are unable to obtain funds from borrowings or the capital markets to finance our acquisition and development activities, our ability to grow could be curtailed, amounts available for distribution to securityholders could be adversely affected and we could be required to reduce distributions.

Properties with limited operating history may not achieve forecasted results, which could hinder our ability to make distributions to our securityholders.
      Newly-developed or newly-renovated properties do not have the operating history that would allow our management to make objective pricing decisions in acquiring these properties. The purchase prices of these properties are based upon projections by management as to the expected operating results of such properties, subjecting us to risks that such properties may not achieve anticipated operating results or may not achieve these results within anticipated time frames.

If we suffer losses that are not covered by insurance or that are in excess of our insurance coverage limits, we could lose investment capital and anticipated profits.
      We maintain or require our tenants to maintain comprehensive insurance on each of our properties. Insurance coverages on a property include liability and fire insurance and extended coverage insurance in amounts sufficient to permit the replacement of the property in the event of a total loss, subject to applicable deductibles. However, there are certain types of losses, generally of a catastrophic or environmental nature, such as earthquakes, floods, hurricanes, acts of terrorism, wind damage and mold damage that may be uninsurable or not insurable at a price we can afford or deem prudent. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might make it impracticable to use insurance proceeds to replace a property after it has been damaged or destroyed. Under such circumstances, the insurance proceeds we receive might not be adequate to restore our economic position with respect to the affected property. If any of these or similar events occur, it may reduce our return from the property and the value of our investment.

Capital expenditures for property renovation may be greater than forecasted and may adversely impact our ability to make distributions to securityholders.
      Properties, particularly those that consist of older structures, have an ongoing need for renovations and other capital improvements, including periodic replacement of furniture, fixtures and equipment. Under the terms of our multi-tenant property leases, we generally are obligated to pay the cost of expenditures for items that are necessary for the continued operation of our properties and that are classified under generally accepted accounting principles as capital items. If these capital expenditures exceed our estimates, the additional costs could have an adverse effect on amounts available for distribution to securityholders. In addition, we may acquire properties in the future that require significant renovation. Renovation of properties involves certain risks, including the possibility of environmental problems, construction cost overruns and delays, uncertainties as to market demand or deterioration in market demand after commencement of renovation and the emergence of unanticipated competition from properties.

All of our properties are subject to property taxes that may increase in the future and adversely affect our business.
      Our properties are subject to real and personal property taxes that may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. Our leases generally provide that the property taxes are charged to the tenants as an expense related to the properties that they occupy. As the owner of the properties, however, we are ultimately responsible for payment of the taxes to the government. If property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes. If we incur these tax liabilities, our ability to make distributions to our securityholders could be adversely affected.

Our financial performance and the market price of our securities will be affected by risks associated with the real estate industry.
      Factors that may adversely affect the economic performance and value of our operations include:

•	changes in the national, regional and local economic climate;

•	local conditions such as an oversupply of, or a reduction in demand for, medical office space, outpatient treatment and diagnostic facilities, physician practice group clinics, ambulatory surgery centers and specialty hospitals and treatment centers;

•	attractiveness of our properties to physicians and other types of tenants;

•	competition from other medical office buildings, outpatient treatment facilities, physician practice group clinics, ambulatory surgery centers and specialty hospitals and treatment centers; and

•	as the owner and lessor of real estate, we are subject to risks under environmental laws, compliance with which and any violation of which could materially adversely affect us.
      Our operating expenses could be higher than anticipated due to the cost of complying with existing and future environmental and occupational health and safety laws and regulations. Various environmental laws may impose liability on a current or prior owner or operator of real property for removal or remediation of hazardous or toxic substances. Current or prior owners or operators may also be liable for government fines and damages for injuries to persons, natural resources and adjacent property. These environmental laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence or disposal of the hazardous or toxic substances. The cost of complying with environmental laws could materially adversely affect amounts available for distribution to our securityholders and could exceed the value of all of our properties. In addition, the presence of hazardous or toxic substances, or the failure of our tenants to properly dispose of or remediate such substances, including medical waste generated by physicians and our other healthcare tenants, may adversely affect our tenants or our ability to use, sell or rent such property or to borrow using such property as collateral which, in turn, could reduce our revenue and our financing ability. We have obtained Phase I environmental assessments on all of our properties to date and intend to do so with respect to any future properties we acquire. However, even if the Phase I environmental assessment reports do not reveal any material environmental contamination, it is nonetheless possible that material environmental liabilities may exist of which we are unaware.
      Although the leases covering our properties generally require the tenants to comply with laws and regulations governing their operations, including the disposal of medical waste, and to indemnify us for certain environmental liabilities, the scope of their obligations may be limited. We cannot assure you that our tenants would be able to fulfill their indemnification obligations. In addition, environmental and occupational health and safety laws are constantly evolving, and changes in laws, regulations or policies, or changes in interpretations of the foregoing, could create liabilities where none exist today.

Costs associated with complying with the Americans with Disabilities Act may adversely affect our financial condition and operating results.
      Under the Americans with Disabilities Act of 1993, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. While we believe that our properties are substantially in compliance with these requirements, a determination that we are not in compliance with the Americans with Disabilities Act could result in imposition of fines or an award of damages to private litigants. In addition, changes in governmental rules and regulations or enforcement policies affecting the use and operation of the properties, including changes to building codes and fire and life-safety codes, may occur. If we were required to make substantial modifications at the properties to comply with the Americans with Disabilities Act or other changes in governmental rules and regulations, our ability to make expected distributions to our securityholders could be adversely affected.

Our ownership of properties through ground leases exposes us to the loss of such properties upon breach or termination of the ground leases.
      We have acquired an interest in certain of our properties by acquiring a leasehold interest in the property on which the building is located, and we may acquire additional properties in the future through the purchase of interests in ground leases. As lessee under ground leases, we would be exposed to the possibility of losing the property upon termination, or an earlier breach by us, of the ground lease.

Risks Related to Development

Development and construction risks could adversely affect our profitability.
      We intend to continue developing new properties in the future. Our renovation, redevelopment, development and related construction activities may subject us to the following risks:

•	we may be unable to obtain, or suffer delays in obtaining, necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations, which could result in increased costs or our abandonment of these projects;

•	we may incur construction costs for property that exceed our original estimates due to increased costs for materials or labor or other costs that we did not anticipate;

•	we may not be able to obtain financing on favorable terms, which may render us unable to proceed with our development activities; and

•	we may be unable to complete construction and lease-up of a property on schedule, which could result in increased debt service expense or construction costs.
      Additionally, the time frame required for development, construction and lease-up of these properties means that we may have to wait years for significant cash returns. Because we are required to make cash distributions to our shareholders, if the cash flow from operations or refinancing is not sufficient, we may be forced to borrow additional money to fund such distributions. Newly developed and acquired properties may not produce the cash flow that we expect, which could adversely affect our overall financial performance.
      In deciding whether to acquire or develop a particular property, we make assumptions regarding the expected future performance of that property. In particular, we estimate the return on our investment based on expected occupancy and rental rates. If our financial projections with respect to a new property are inaccurate, and the property is unable to achieve the expected occupancy and rental rates, it may fail to perform as we expected in analyzing our investment. Our estimate of the costs of repositioning or redeveloping an acquired property may prove to be inaccurate, which may result in our failure to meet our profitability goals. Additionally, we may acquire new properties not fully leased, and the cash flow from existing operations may be insufficient to pay the operating expenses and debt service associated with that property. Any of these factors could result in our overpayment for a property and could adversely affect the amount of our distributions to securityholders.

Specialty medical properties owned or developed through joint ventures, or in limited liability companies and partnerships in which we are not the sole equity holder, may limit our ability to act exclusively in our interests.
      We may make investments or develop specialty medical properties through partnerships, limited liability companies or joint ventures in the future. Partnership, limited liability company or joint venture investments may involve various risks, including the following:

•	our partners or joint venturers might become bankrupt (in which event we and any other remaining general partners or joint venturers would generally remain liable for the liabilities of the partnership or joint venture);

•	our partners, co-members or joint venturers might at any time have economic or other business interests or goals that are inconsistent with our business interests or goals;

•	our partners, co-members or joint venturers may be in a position to take action contrary to our instructions, requests, policies, or objectives, including our current policy with respect to maintaining our qualification as a real estate investment trust; and

•	agreements governing joint ventures, limited liability companies and partnerships often contain restrictions on the transfer of a joint venturer’s, member’s or partner’s interest or “buy-sell” or other provisions that may result in a purchase or sale of the interest at a disadvantageous time or on disadvantageous terms.

      Our charter does not limit the amount of available funds that we may invest in partnerships, limited liability companies or joint ventures. The occurrence of one or more of the events described above could adversely affect our financial condition, results of operations, cash flow and ability to make distributions with respect to, and the market price of, our common shares.
Risks Related to an Offering of our Securities

Our equity securities trade in a limited market which could hinder your ability to sell our equity securities.
      Our equity market capitalization places us at the low end of market capitalization among all REITs. Because of our small market capitalization, many of our investors are individuals. Our common and preferred shares experience limited trading volume, and many investors may not be interested in owning our securities because of the inability to acquire or sell a substantial block of our securities at one time. This illiquidity could have an adverse effect on the market price of our common and preferred shares. In addition, a shareholder may not be able to borrow funds using our common and preferred shares as collateral because lenders may be unwilling to accept the pledge of equity securities having such a limited market. Any substantial sale of our common and preferred shares could have a material adverse effect on the market price of our equity securities.

The market price and trading volume of our securities may be volatile.
      The market price of our securities may become highly volatile and be subject to wide fluctuations. In addition, the trading volume in our securities may fluctuate and cause significant price variations to occur. If the market price of our securities declines significantly, you may be unable to resell your securities at or above the price you paid for them. We cannot assure you that the market price of our securities will not fluctuate or decline significantly, including a decline below the price you paid for our securities. Some of the factors that could negatively affect the market price of our securities or result in fluctuations in the price or trading volume of our securities include:

•	actual or anticipated declines in our quarterly operating results or distributions;

•	reductions in our funds from operations;

•	increases in market interest rates that lead purchasers of our securities to demand a higher dividend yield;

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	additions or departures of key management personnel;

•	actions by institutional securityholders;

•	speculation in the press or investment community; and

•	general market and economic conditions.

Broad market fluctuations could negatively impact the market price of our securities.
      In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market price of many companies that have been unrelated to these companies’ operating performances. These broad market fluctuations could reduce the market price of our securities. Furthermore, our operating results and prospects may be below the expectations of investors or may be lower than those of companies with comparable market capitalizations, which could lead to a material decline in the market price of our securities. An increase in market interest rates may have an adverse effect on the market price of our securities.
      One of the factors that investors may consider in deciding whether to buy or sell our securities is our distribution rate as a percentage of the price of our securities, relative to market interest rates. If market interest rates increase, prospective investors may desire a higher distribution rate on our securities or seek securities paying higher dividends or interest. The market price of our securities likely will be based primarily on the earnings that we derive from rental income with respect to our properties and our related distributions to securityholders, and not from the underlying appraised value of the properties themselves. As a result, interest rate fluctuations and capital market conditions can affect the market price of our securities. For instance, if interest rates rise without an increase in our distribution rate, the market price of our securities could decrease because potential investors may require a higher yield on our securities as market rates on interest-bearing securities, such as bonds, rise. In addition, rising interest rates would result in increased interest expense on our variable rate debt, thereby adversely affecting cash flow and our ability to service our indebtedness and make distributions to our securityholders.

RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED
FIXED CHARGES AND PREFERRED SHARE DIVIDENDS
      Our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred share dividends for the three months ended March 31, 2006 and for each of the years ended December 31, 2005, 2004, 2003, 2002 and 2001 are set forth below.

	Three Months	Year Ended December 31,
	Ended March 31,
	2006	2005		2004	2003	2002(1)		2001(1)

Ratio of earnings to fixed charges	1.18	1.11		1.46	1.32	(4.58	)(3)	8.47
Ratio of earnings to combined fixed charges and preferred stock dividends	1.04	0.99	(2)(4)	1.46	1.32	(4.58	)(3)	8.47

(1)	We completed our initial public offering on August 21, 2002. Information for periods prior to that date relate to our predecessor.

(2)	For the years ended December 31, 2004, 2003, 2002 and 2001, we had no preferred shares of beneficial interest outstanding.

(3)	Earnings for the year ended December 31, 2002 (including periods prior to the completion of our initial public offering) were inadequate to cover combined fixed charges, with a deficiency of approximately $1,344,000.

(4)	Earnings for the year ended December 31, 2005 were inadequate to cover combined fixed charges and preferred share dividends, with a deficiency of approximately $202,000.
     We have calculated the ratio of earnings to fixed charges by adding net income (loss) from continuing operations to fixed charges and dividing that sum by such fixed charges. Fixed charges consist of interest capitalized and expensed, amortized financing costs, estimated interest within rental expense and dividends on our Series A preferred shares. The ratio of earnings to combined fixed charges and preferred share dividends was calculated in the same manner as the ratio of earnings to fixed charges and reflects the issuance of 2,100,000 of our Series A preferred shares in June 2005.
USE OF PROCEEDS
      Unless indicated otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of the securities described in this prospectus for general purposes, which may include, among other things, the acquisition of additional specialty medical or other properties, the repayment of indebtedness and for working capital purposes.
DESCRIPTION OF COMMON AND PREFERRED SHARES
      Our charter provides that we may issue up to 100,000,000 common shares of beneficial interest, $0.01 par value per share, and 20,000,000 preferred shares of beneficial interest, $0.01 par value per share. As of March 31, 2006, we had 17,951,924 common shares issued and outstanding and 2,100,000 Series A preferred shares issued and outstanding. The following is only a summary of some of the rights of shareholders that might be important to you. The description set forth below describes certain general terms and provisions of our common and preferred shares. The following description does not purport to be complete and is qualified in its entirety by reference to our charter, and our bylaws.
Common Shares

General
      Under our charter, we have the authority to issue up to 100,000,000 common shares of beneficial interest. As permitted by the Maryland statute governing real estate investment trusts formed under the laws of that state, or the Maryland REIT Law, our charter contains a provision permitting our board of trustees, without any action by our shareholders, to amend the charter to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class or series that we have authority to issue. Our charter provides that none of our shareholders is personally liable for any of our debts or obligations solely as a result of his status as a shareholder.

Voting Rights
      Subject to the provisions of our charter regarding the restrictions on the transfer and ownership of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. Except as may be provided with respect to any other class or series of our shares of beneficial interest, including our Series A preferred shares, only holders of our common shares possess voting rights. There is no cumulative voting in the election of trustees, which means that, subject to certain voting rights of our Series A preferred shares set forth in our charter, the holders of a majority of the outstanding common shares, voting as a single class, can elect all of the trustees then standing for election and the holders of the remaining common shares are not able to elect any trustees.

Dividends, Liquidation and Other Rights
      All common shares offered by this prospectus will be duly authorized, fully paid and nonassessable. Holders of our common shares are entitled to receive dividends when authorized by our board of trustees and declared by us out of assets legally available for the payment of dividends. Holders of our common shares also are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of our Series A preferred shares and any other class or series of our shares of beneficial interest that may be issued in the future and to the provisions of our charter regarding restrictions on transfer and ownership.
      Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our common shares. Subject to the restrictions on transfer of shares contained in our charter, all common shares will have equal dividend, liquidation and other rights.

Other Matters
      Our common shares currently trade on the New York Stock Exchange, or NYSE, under the symbol “WRS.” The transfer agent and registrar for our common shares is Continental Stock Transfer & Trust Company. We will apply to the NYSE or any securities exchange on which our common shares are listed to list any additional common shares to be sold pursuant to this prospectus.
      Our common shares are subject to certain transfer and ownership restrictions that enable us to preserve our status as a REIT. For a description of such restrictions, see “— Restrictions on Ownership and Transfer.”
Preferred Shares

General
      Our board of trustees is authorized to issue up to 20,000,000 preferred shares of beneficial interest from time to time, in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions thereof.

Voting, Dividend, Liquidation and Other Rights
      Because the board of trustees has the power to establish the preferences and rights of each class or series of preferred shares, the board of trustees may afford the holders of any series or class of preferred shares preferences, powers and rights, voting or otherwise, senior to the rights of holders of common shares. The issuance of additional preferred shares could have the effect of delaying or preventing a change in control.
      If we offer preferred shares, the applicable prospectus supplement will describe each of the following terms that may be applicable in respect of any preferred shares offered and issued pursuant to this prospectus:

•	the specific designation, number of shares, seniority and purchase price;

•	any liquidation preference per share;

•	any maturity date;

•	any mandatory or optional redemption or repayment dates and terms or sinking fund provisions;

•	any dividend rate or rates and the dates on which any dividends will be payable (or the method by which such rates or dates will be determined);

•	any voting rights;

•	any rights to convert the preferred shares into other securities or rights, including a description of the securities or rights into which such preferred shares are convertible (which may include other preferred shares) and the terms and conditions upon which such conversions will be effected, including, without limitation, conversion rates or formulas, conversion periods and other related provisions;

•	the place or places where dividends and other payments with respect to the preferred shares will be payable; and

•	any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions, including restrictions imposed for the purpose of maintaining our qualification as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code.

Series A Preferred Shares
      On June 30, 2005, we issued 2,100,000 of our Series A preferred shares. We pay cumulative dividends on our Series A preferred shares from the date of original issuance in the amount of $1.875 per share each year, which is equivalent to 7.5% of the $25.00 base liquidation preference per share. Dividends on our Series A preferred shares are payable quarterly in arrears. Each Series A preferred share is convertible at any time into our common shares at a conversion price of $15.75 per share, subject to adjustment under certain circumstances.
      We may not redeem our Series A preferred shares prior to June 30, 2010, except as necessary to preserve our status as a REIT. On or after June 30, 2010, we may, at our option, redeem our Series A preferred shares, in whole or in part from time to time, for $25.00 per Series A preferred share in cash plus any accrued and unpaid distributions through the date of redemption. Our Series A preferred shares have no stated maturity, are not subject to any sinking fund and will remain outstanding indefinitely unless we redeem them.

Other Matters
      Our Series A preferred shares are listed on the NYSE under the symbol “WRS PrA.” The transfer agent and registrar for our Series A preferred shares is Continental Stock Transfer & Trust Company.

      We will apply to list any preferred shares that we sell pursuant to this prospectus on the NYSE or any securities exchange on which our common shares are listed. Our preferred shares are subject to certain transfer and ownership restrictions set forth in our charter that enable us to preserve our status as a REIT. For a description of those restrictions, see “— Restrictions on Ownership and Transfer.”
Power to Reclassify Shares
      Our charter authorizes our board of trustees to classify any unissued preferred shares and reclassify any previously classified but unissued preferred shares of any series from time to time in one or more series. Our board of trustees may also reclassify any unissued common shares from time to time in one or more classes or series. Prior to the issuance of classified or reclassified shares of beneficial interest of any class or series, our board of trustees is required by the Maryland REIT Law and our charter to set for each such class or series, subject to the provisions of our charter regarding the restriction on transfer of shares of beneficial interest, the terms, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series.
Power to Issue Additional Common Shares and Preferred Shares
      We believe that the power to issue additional common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without shareholder approval, unless shareholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of shares that could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of common shares or otherwise be in their best interest.
Restrictions on Ownership and Transfer
      For us to continue to qualify as a REIT under the Internal Revenue Code, our shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year. Neither of these requirements applied to our short taxable year that ended on December 31, 2002.
      Because our board of trustees believes it is at present essential for us to qualify as a REIT, our charter, subject to certain exceptions, contains restrictions on the number of our shares of beneficial interest that a person may own. Our charter provides that no person may own or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.9% (the “Aggregate Share Ownership Limit”) in value of our outstanding shares of beneficial interest. In addition, our charter prohibits any person from acquiring or holding, directly or indirectly, common shares in excess of 9.9% (in value or in number of shares, whichever is more restrictive), of the aggregate of our outstanding common shares (the “Common Share Ownership Limit”).
      Our board of trustees, in its sole discretion, may exempt a proposed transferee from the Aggregate Share Ownership Limit and the Common Share Ownership Limit (an “Excepted Holder”). However, the board of trustees may not grant such an exemption to any person if such exemption would result in our being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board of trustees as an Excepted Holder, a person also must not own, directly or indirectly, an interest in a tenant of our company (or a tenant of any entity owned or controlled by us) that would cause us to own, directly or indirectly, more than a 9.9%

interest in such a tenant. The person seeking an exemption must represent to the satisfaction of our board of trustees that it will not violate the two aforementioned restrictions. The person must also agree that any violation or attempted violation of any of the foregoing restrictions will result in the automatic transfer of the shares causing such violation to the Trust (as defined below). Our board of trustees may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to the board of trustees, in its sole discretion, in order to determine or ensure our status as a REIT.
      Our charter also prohibits any person from (a) beneficially or constructively owning our shares of beneficial interest if such ownership would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT, (b) transferring our shares of beneficial interest if such transfer would result in our shares of beneficial interest being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of beneficial interest that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned our shares of beneficial interest that resulted in a transfer of shares to the Trust (defined below), will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of trustees determines that it is no longer in our best interests to continue to qualify as a REIT.
      However, if any transfer of our shares of beneficial interest occurs which, if effective, would result in any person beneficially or constructively owning our shares of beneficial interest in excess, or in violation, of the above transfer or ownership limitations (a “Prohibited Owner”), then that number of shares of beneficial interest, the beneficial or constructive ownership of which otherwise would cause such person to violate the transfer or ownership limitations (rounded up to the nearest whole share), will be automatically transferred to a trust (the “Trust”) for the exclusive benefit of one or more charitable beneficiaries (the “Charitable Beneficiary”), and the Prohibited Owner will not acquire any rights in such shares of beneficial interest. This automatic transfer will be deemed to be effective as of the close of business on the Business Day (as defined in our charter) prior to the date of such violative transfer. If the transfer to the Trust would not be effective for any reason to prevent the violation of the above transfer or ownership limitations, then the transfer of that number of shares of beneficial interest that otherwise would cause any person to violate the above limitations will be void. Shares of beneficial interest held in the Trust will continue to constitute issued and outstanding shares of beneficial interest. The Prohibited Owner will not benefit economically from ownership of any shares of beneficial interest held in the Trust, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the shares of beneficial interest held in the Trust. The trustee of the Trust (the “Trustee”) will be designated by us and must be unaffiliated with us or any Prohibited Owner and will have all voting rights and rights to dividends or other distributions with respect to shares of beneficial interest held in the Trust, and these rights will be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid before our discovery that shares of beneficial interest have been transferred to the Trustee will be paid by the recipient of such dividend or distribution to the Trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee will be held in trust for the Charitable Beneficiary. The Prohibited Owner will have no voting rights with respect to shares of beneficial interest held in the Trust and, subject to Maryland law, effective as of the date that such shares of beneficial interest have been transferred to the Trust, the Trustee, in its sole discretion, will have the authority to: (i) rescind as void any vote cast by a Prohibited Owner prior to our discovery that such shares have been transferred to the Trust and (ii) recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. However, if we have already taken irreversible trust action, then the Trustee shall not have the authority to rescind and recast such vote.
      Within 20 days of receiving notice from us that shares of beneficial interest have been transferred to the Trust, the Trustee shall sell the shares of beneficial interest held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in our charter. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary. The Prohibited Owner shall receive the lesser of:

•	the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., a gift, devise or other such transaction), the market price (as defined in our charter) of such shares on the day of the event causing the shares to be held in the Trust; and

•	the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust (less any commission and other expenses of a sale).
      Any net sale proceeds in excess of the amount payable to the Prohibited Owner shall be paid immediately to the Charitable Beneficiary. If, prior to our discovery that shares of beneficial interest have been transferred to the Trust, such shares are sold by a Prohibited Owner, then:

•	such shares shall be deemed to have been sold on behalf of the Trust; and

•	to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the Trustee upon demand.
      In addition, shares of beneficial interest held in the Trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the market price (as defined in our charter) at the time of such devise or gift); and

•	the market price (as defined in our charter) on the date we, or our designee, accept such offer.
      We shall have the right to accept such offer until the Trustee has sold the shares of beneficial interest held in the Trust. Upon such a sale to us, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.
      All certificates evidencing our shares of beneficial interest will bear a legend referring to the restrictions described above.
      Every owner of more than 5% (or such lower percentages as required by the Internal Revenue Code or the regulations promulgated thereunder) of all classes or series of our shares of beneficial interest, within 30 days after the end of each taxable year, is required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of beneficial interest which the owner beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the Aggregate Share Ownership Limit and Common Share Ownership Limit discussed above. In addition, each shareholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
      Our ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common shares or otherwise be in the best interest of our shareholders.

CERTAIN PROVISIONS OF MARYLAND LAW, OUR CHARTER AND BYLAWS
Our Board of Trustees
      Our bylaws provide that the number of our trustees may be established by our board of trustees. The board of trustees may increase or decrease the number of trustees by a vote of a majority of the members of our board of trustees, subject to the provisions set forth in our charter. Pursuant to our charter, the board of trustees may not consist of less than seven nor more than 10 trustees. Notwithstanding the preceding sentence the foregoing requirement is not applicable for a period of up to 180 days following the date that the number of trustees falls below seven or exceeds 10 trustees for any reason. Any vacancy, including a vacancy created by an increase in the number of trustees, will be filled at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum, or, if no trustees remain, by our shareholders.
      Beginning at the annual meeting of shareholders in 2007, our trustees will be elected to hold office for a term expiring at the next succeeding annual meeting of shareholders and until their successors are duly elected and qualify. Any trustee elected to fill a vacancy shall serve for the remainder of the term of the trusteeship in which the vacancy occurred and until a successor is elected and qualifies.
      Holders of our common shares have no right to cumulative voting in the election of trustees, which means that, subject to certain voting rights of our Series A preferred shares set forth in our charter, the holders of a majority of the outstanding common shares, voting as a single class, are able to elect all of the trustees then standing for election, and the holders of the remaining common shares are not able to elect any trustees. Holders of our Series A preferred shares generally will have no voting rights. However, if dividends on our Series A preferred shares are in arrears in an aggregate amount equivalent to six or more quarterly dividends (whether or not consecutive), holders of our Series A preferred shares (voting separately as a class with all other series of preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional trustees to serve on our board of trustees until all dividend arrearages have been paid or a sum sufficient for payment thereof is set aside for payment.
Removal of Trustees
      Our charter provides that a trustee may be removed, with or without cause, upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of trustees. Absent removal of all of our trustees, this provision, when coupled with the provision in our bylaws authorizing our board of trustees to fill vacant trusteeships, precludes shareholders from removing incumbent trustees, except upon a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.
Business Combinations
      Maryland law prohibits “business combinations” between us and an interested shareholder or an affiliate of an interested shareholder for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested shareholder as:

•	any person who beneficially owns 10% or more of the voting power of our shares; or

•	an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting shares.
      A person is not an interested shareholder if our board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. However, in approving a transaction, our board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of trustees.

      After the five-year prohibition, any business combination between us and an interested shareholder generally must be recommended by our board of trustees and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of our then outstanding shares of beneficial interest; and

•	two-thirds of the votes entitled to be cast by holders of our voting shares other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested shareholder.
      These super-majority vote requirements do not apply if our common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.
      The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of trustees before the time that the interested shareholder becomes an interested shareholder.
      The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
      Maryland law provides that “control shares” of a Maryland REIT acquired in a “control share acquisition” have no voting rights unless approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, or by officers or by trustees who are employees of the REIT are excluded from shares entitled to vote on the matter. “Control shares” are voting shares which, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.
      Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.
      A person who has made or proposes to make a control share acquisition may compel the board of trustees of a Maryland REIT to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, REIT may present the question at any shareholders’ meeting.
      If voting rights are not approved at the shareholders’ meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, the REIT may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a shareholders’ meeting and the acquiror may then vote a majority of the shares entitled to vote, then all other shareholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved or exempted by our charter or bylaws.
      Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future.
Merger; Amendment of Charter
      Under the Maryland REIT Law, a Maryland REIT generally cannot dissolve, amend its charter or merge with another entity unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the REIT’s charter. Our charter provides for approval by the holders of a majority of all the votes entitled to be cast on the matter for the matters described in this paragraph, except for amendments to various provisions of our charter, including the removal of trustees, the approval of which requires the affirmative vote of the holders of two-thirds of the votes entitled to be cast on the matter. Under the Maryland REIT Law, a charter may permit the trustees by a two-thirds vote to amend the charter from time to time to qualify as a REIT under the Code or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. Our charter permits such action by our trustees. As permitted by the Maryland REIT Law, our charter contains a provision permitting our trustees, without any action by our shareholders, to amend our charter to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that we have authority to issue.
Limitation of Liability and Indemnification
      Our charter limits the liability of our trustees and officers to the maximum extent permitted by Maryland law, which permits the limitation of liability for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the trustee that was material to the cause of action adjudicated.
      Our charter authorizes us, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses to, any of our present or former trustees or officers or any individual who, while a trustee or officer and at our request, serves or has served another entity, employee benefit plan or any other enterprise as a trustee, director, officer, partner or otherwise. The indemnification covers any claim or liability against the person. Our bylaws require us to indemnify each trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service to us.
      Maryland law and our charter permit us, and our bylaws obligate us, to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, our present and former trustees and officers against liabilities and reasonable expenses actually incurred by them in any proceeding unless:

•	the act or omission of the trustee or officer was material to the matter giving rise to the proceeding; and

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty; or

•	the trustee or officer actually received an improper personal benefit in money, property or services; or

•	in a criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful.
      However, Maryland law prohibits us from indemnifying our present and former trustees and officers for an adverse judgment in a derivative action or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. Our bylaws and Maryland law require us, as a condition to advancing expenses in certain circumstances, to obtain:

•	a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking to repay the amount reimbursed if the standard of conduct is not met.
      Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of ours or our predecessors.
Term and Termination
      Our charter provides for us to have a perpetual existence. Pursuant to our charter, and subject to the provisions of any of our classes or series of shares of beneficial interest then outstanding and the approval by a majority of the entire board of trustees, our shareholders, at any meeting thereof, by the affirmative vote of a majority of all of the votes entitled to be cast on the matter, may approve a plan of liquidation and dissolution.
Advance Notice of Trustee Nominations and New Business
      Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of persons for election to our board of trustees and the proposal of business to be considered by shareholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by our board of trustees; or

•	by a shareholder who was a shareholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.
      With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to our board of trustees may be made only:

•	pursuant to our notice of the meeting;

•	by our board of trustees; or

•	provided that our board of trustees has determined that trustees shall be elected at such meeting, by a shareholder who was a shareholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.
Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of our Charter and Bylaws
      The business combination provisions and, if the applicable provision in our bylaws is rescinded, the control share acquisition provisions of Maryland law, the provisions of our charter on the removal of trustees and the restrictions on the transfer of shares of beneficial interest and the advance notice provisions of our bylaws could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common shares or otherwise be in their best interest.
DESCRIPTION OF DEBT SECURITIES
      The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.
      The debt securities will be our direct unsecured general obligations and may include debentures, notes, bonds and/or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. A form of each of the senior indenture and the subordinated indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indentures will be qualified under the Trust Indenture Act. We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.
      The following summaries of material provisions of the debt securities and indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.
General
      We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation;

•	any limit on the principal amount that may be issued;

•	whether or not we will issue the series of debt securities in global form;

•	the depository;

•	the maturity date;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion on any material or special U.S. federal income tax considerations applicable to the debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.
Conversion or Exchange Rights
      We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common shares or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of common shares or other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
      The indentures will not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to, or acquirer of, such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.
Events of Default Under the Indentures
      The following will be events of default under the indentures with respect to any series of debt securities that we may issue if:

•	we fail to pay interest when due and our failure continues for a number of days to be stated in the indenture and the time for payment has not been extended or deferred;

•	we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•	we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for a number of days to be stated in the indenture after we receive notice from the indenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	specified events of bankruptcy, insolvency or reorganization occur to us.
      If an event of default with respect to debt securities of any series occurs and is continuing, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the indenture trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately.
      The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
      Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the indenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of that series, provided that:

•	the direction given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the indenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.
      A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the indenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the indenture trustee to institute the proceeding as trustee; and

•	the indenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.
      These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal of, premium, if any, or interest on, the debt securities.
      We will periodically file statements with the indenture trustee regarding our compliance with specified covenants in the indentures.
Modification of Indenture; Waiver
      We and the indenture trustee may change an indenture without the consent of any holders with respect to specific matters, including to:

•	fix any ambiguity, defect or inconsistency in the indenture; and

•	change anything that does not materially adversely affect the interests of any holder of debt securities of any series.
      In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the indenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the indenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing (i) the principal amount, (ii) the rate, or extending the time of payment, of interest, or (iii) any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment.

Discharge
      Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the indenture trustee; and

•	appoint any successor indenture trustee.
      In order to exercise our rights to be discharged from our obligations, we must deposit with the indenture trustee money or government obligations sufficient to pay all the principal of, premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
      We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership and Book-Entry Issuance of Securities” for a further description of the terms relating to any book-entry securities.
      Subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series, at its option, can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
      Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
      We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
      If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of, or exchange, any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee
      The indenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the indenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the indenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
      Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
      We will pay principal of, and any premium, if any, and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the indenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
      All money we pay to a paying agent or the indenture trustee for the payment of the principal of, or premium, if any, or interest on, any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.
Governing Law
      The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.
Subordination of Subordinated Notes
      The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.
LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE OF SECURITIES
      We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders
      We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
      Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
      As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.
Street Name Holders
      We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
      For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
      Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
      For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.
Special Considerations for Indirect Holders
      If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
      A global security is a security held by a depositary which represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.
      Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.
      A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations when a Global Security will be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.
      If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
      As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
      If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under “— Book-Entry Holders” above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations when a Global Security will be Terminated
      In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.
      The global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.
      The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.
FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT
      This section summarizes the material federal income tax issues that you, as a shareholder, may consider relevant. Because this section is a summary, it does not address all of the tax issues that may be important to you. Hunton & Williams LLP has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein fairly summarizes the federal income tax consequences that are likely to be material to a shareholder. The discussion does not address all aspects of taxation that may be relevant to particular holders of our shares of beneficial interest in light of their personal investment or tax circumstances, or to certain types of shareholders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations (except as described in “— Taxation of Tax-Exempt Shareholders”), financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations (except as described in “— Taxation of Non-U.S. Shareholders”).

      The statements in this section and the opinion of Hunton & Williams LLP are based on the current federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.
      We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of our shares of beneficial interest and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the state, local, foreign, and other tax consequences of such ownership and election, and regarding potential changes in applicable tax laws.
Taxation of Our Company
      We elected to be taxed as a REIT under the federal income tax laws commencing with our short taxable year ended December 31, 2002. We believe that, commencing with such short taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the federal income tax laws, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its shareholders. These laws are highly technical and complex.
      In the opinion of Hunton & Williams LLP, we qualified to be taxed as a REIT for our taxable year ended December 31, 2002, and subsequent taxable years through December 31, 2005, and our organization and current proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2006 and in the future. Investors should be aware that Hunton & Williams LLP’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our properties and the conduct of our business, and is not binding upon the Internal Revenue Service or any court. In addition, Hunton & Williams LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operation for any particular taxable year will satisfy such requirements. Our independent accountants monitor compliance with these qualification tests on a quarterly basis. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify.”
      If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and shareholder levels, that generally results from owning shares in a corporation. However, we will be subject to federal tax in the following circumstances:

•	We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to shareholders.

•	We will pay income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “Requirements for Qualification — Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

•	the gross income attributable to the greater of (1) the amount by which we fail the 75% gross income test and (2) the amount by which 90% (or 95% commencing with our 2005 taxable year) of our gross income exceeds the amount of income qualifying under the 95% gross income test, in each case, multiplied by

•	a fraction intended to reflect our profitability.

•	If we fail to distribute during a calendar year at least the sum of:

•	85% of our REIT ordinary income for the year;

•	95% of our REIT capital gain net income for the year; and

•	any undistributed taxable income from earlier periods,

we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

•	In the event of a more than de minimis failure of any of the asset tests occurring during our 2005 and subsequent taxable years, as described below under “— Requirements for Qualification — Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the Internal Revenue Service, and we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the calendar quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•	In the event we fail to satisfy one or more requirements for REIT qualification during our 2005 and subsequent taxable years, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the shareholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions with a taxable REIT subsidiary that are not conducted on an arm’s-length basis.

•	If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition; and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

Requirements for Qualification
      A REIT is a corporation, trust or association that meets each of the following requirements:

1. It is managed by one or more trustees or directors;

2. Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3. It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws;

4. It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws;

5. At least 100 persons are beneficial owners of its shares or ownership certificates;

6. Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year;

7. It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status; and

8. It meets certain other qualification tests, described below, regarding the nature of its income and assets.
      We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.
      We have issued sufficient common shares with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our charter restricts the ownership and transfer of our shares of beneficial interest so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of the common shares are described in “Description of Common and Preferred Shares — Restrictions on Ownership and Transfer.”
      A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation all of the capital stock of which is owned by the REIT and that has not elected to be a taxable REIT subsidiary. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.
      An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its proportionate share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities and items of income of our operating partnership and any other partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.
      A REIT is permitted to own up to 100% of the stock of one or more “taxable REIT subsidiaries.” A taxable REIT subsidiary is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. However, a taxable REIT subsidiary may not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated. For this purpose, a “health care facility” means a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a service provider which is eligible for participation in the Medicare program under title XVIII of the Social Security Act with respect to such facility. The subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A taxable REIT subsidiary will pay income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We have formed two taxable REIT subsidiaries: HADC, which is engaged in the business of designing, developing and managing healthcare properties, and Windrose SPE Mount Vernon Properties, Inc., which is the managing member of the limited liability company that owns the Mount Vernon Medical Center. See “— Other Tax Consequences — Taxable REIT Subsidiaries.”

Income Tests
      We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets; and

•	income derived from the temporary investment of new capital that is attributable to the issuance of our shares of beneficial interest or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.
      Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities, income from certain hedging instruments (during our 2004 and prior taxable years) or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. In addition, commencing with our 2005 taxable year, income and gain from “hedging transactions,” as defined in “— Hedging Transactions,” that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 95% gross income test, but not the 75% gross income test. The following paragraphs discuss the specific application of the gross income tests to us.
      Rents from Real Property. Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met.
      First, the rent must not be based in whole or in part on the income or profits of any person. Participating rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

•	are fixed at the time the leases are entered into;

•	are not renegotiated during the term of the leases in a manner that has the effect of basing rent on income or profits; and

•	conform with normal business practice.
      More generally, the rent will not qualify as “rents from real property” if, considering the leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits. Since the rent that we will receive will not be based on the lessees’ income or sales, our rent should not be considered based in whole or in part on the income or profits of any person. Furthermore, we have represented that, with respect to other healthcare properties that we acquire in the future, we will not charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage of gross revenues, as described above.
      Second, we must not own, actually or constructively, 10% or more of the stock or the assets or net profits of any lessee (a “related party tenant”) other than a taxable REIT subsidiary. The constructive ownership rules generally provide that, if 10% or more in value of our shares is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. We do not own any stock or any assets or net profits of any lessee directly. In addition, our charter prohibits transfers of our shares that would cause us to own, actually or constructively, 10% or more of the ownership interests in a lessee. Based on the foregoing, we should never own, actually or constructively, 10% or more of any lessee other than a taxable REIT subsidiary.
      Furthermore, we have represented that, with respect to other healthcare properties that we acquire in the future, we will not rent any property to a related party tenant. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our shares, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee other than a taxable REIT subsidiary at some future date.
      As described above, we may own up to 100% of the stock of one or more taxable REIT subsidiaries. As an exception to the related party tenant rule described in the preceding paragraph, rent that we receive from a taxable REIT subsidiary will qualify as “rents from real property” as long as (1) the taxable REIT subsidiary is a qualifying taxable REIT subsidiary (among other things, it does not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated), (2) at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related party tenants, (3) the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space and (4) the amount paid is not attributable to increased rent as a result of a modification of a lease with a taxable REIT subsidiary in which we own directly and indirectly more than 50% of the voting power or value of the stock (a “controlled taxable REIT subsidiary”).
      Third, the rent attributable to the personal property leased in connection with the lease of a property must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a property is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the property at the beginning and at the end of such taxable year (the “personal property ratio”). With respect to each property, we believe either that the personal property ratio is less than 15% or that any income attributable to excess personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the Internal Revenue Service would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus lose our REIT status.
      Fourth, we cannot furnish or render noncustomary services to the tenants of our properties, or manage or operate our properties, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Finally, we may own up to 100% of the stock of one or more taxable REIT subsidiaries, which may provide noncustomary services to our tenants without tainting our rents from the related properties. We do not perform any services other than customary ones for our lessees, other than services provided through independent contractors or taxable REIT subsidiaries. Furthermore, we have represented that, with respect to other healthcare properties that we acquire in the future, we will not perform noncustomary services for the lessees of the property to the extent that the provision of such services would jeopardize our REIT status.
      If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year and we do not qualify for certain statutory relief provisions, we would lose our REIT status. If, however, the rent from a particular property does not qualify as “rents from real property” because either (1) the rent is considered based on the income or profits of the related lessee, (2) the lessee either is a related party tenant or fails to qualify for the exception to the related party tenant rule for qualifying taxable REIT subsidiaries, or (3) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a taxable REIT subsidiary, none of the rent from that property would qualify as “rents from real property.” In that case, we might lose our REIT status because we would be unable to satisfy either the 75% or 95% gross income test.
      In addition to the rent, the lessees are required to pay certain additional charges. To the extent that such additional charges represent either (1) reimbursements of amounts that we are obligated to pay to third parties, such as a lessee’s proportionate share of a property’s operational or capital expenses, or (2) penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that amounts described in clause (2) do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.
      Interest. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by being based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the residual cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision,” income attributable to such participation feature will be treated as gain from the sale of the secured property.
      Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.”
      Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.
      Foreclosure property includes any qualified health care property acquired by a REIT as the result of the termination of a lease of such property (other than a termination by reason of a default, or the imminence of a default, on the lease). A “qualified health care property” means any real property, including interests in real property, and any personal property incident to such real property, which is a health care facility or is necessary or incidental to the use of a health care facility. For this purpose, a health care facility means a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which, immediately before the termination, expiration, default, or breach of the lease secured by such facility, was operated by a provider of such services which was eligible for participation in the Medicare program under title XVIII of the Social Security Act with respect to such facility.
      However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property (or, in the case of a qualified health care property which becomes foreclosure property because it is acquired by a REIT as the result of the termination of a lease of such property, at the end of the second taxable year following the taxable year in which the REIT acquired such property) or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued,

directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income. For this purpose, in the case of a qualified health care property, income derived or received from an independent contractor will be disregarded to the extent such income is attributable to (1) a lease of property in effect on the date the REIT acquired the qualified health care property (without regard to its renewal after such date so long as such renewal is pursuant to the terms of such lease as in effect on such date) or (2) any lease of property entered into after such date if, on such date, a lease of such property from the REIT was in effect and, under the terms of the new lease, the REIT receives a substantially similar or lesser benefit in comparison to the prior lease.

      Hedging Transactions. From time to time, we or our operating partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Prior to our 2005 taxable year, any periodic income or gain from the disposition of any financial instrument for these or similar transactions to hedge indebtedness we incurred to acquire or carry “real estate assets” was qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that we hedged with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions should be treated for purposes of the gross income tests. Commencing with our 2005 taxable year, income and gain from “hedging transactions” is excluded from gross income for purposes of the 95% gross income test, but not the 75% gross income test. For those taxable years, a “hedging transaction” means any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets. We will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
      Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Prior to our 2005 taxable year, those relief provisions generally were available if:

•	our failure to meet these tests was due to reasonable cause and not to willful neglect;

•	we attached a schedule of the sources of our income to our tax return; and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.
      Commencing with our 2005 taxable year, those relief provisions will be available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income with the Internal Revenue Service.
      We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of (1) the amount by which we fail the 75% gross income test and (2) the amount by which 90% (or 95% commencing with our 2005 taxable year) of our gross income exceeds the amount of qualifying income under the 95% gross income test, in each case, multiplied by a fraction intended to reflect our profitability.

Asset Tests
      To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.
      First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property;

•	stock in other REITs; and

•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.
      Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets.
      Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities.
      Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries.
      Fifth, no more than 25% of the value of our total assets may consist of the securities of taxable REIT subsidiaries and other taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.
      For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or taxable REIT subsidiary, mortgage loans that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term “securities” does not include:

•	“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled taxable REIT subsidiary hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•	a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate.

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant.

•	Any obligation to pay “rents from real property.”

•	Certain securities issued by governmental entities.

•	Any security issued by a REIT.

•	Any debt instrument issued by an entity treated as a partnership for federal income tax purposes to the extent of our interest as a partner in the partnership.

•	Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Requirements for Qualification — Income Tests.”
      We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non- qualifying assets.
      If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.
      In the event that, at the end of any calendar quarter commencing with our 2005 taxable year, we violate the second or third asset tests described above, we will not lose our REIT status if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the calendar quarter in which we identify such failure. In the event of a more than de minimis failure of any of the asset tests beginning with 2005 taxable year, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT status if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the calendar quarter in which we identify the failure, (ii) we file a description of each asset causing the failure with the Internal Revenue Service and (iii) pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.
     Distribution Requirements
      Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:

•	the sum of

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss; and

•	90% of our after-tax net income, if any, from foreclosure property; minus

•	the sum of certain items of non-cash income.
      We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration.

      We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year;

•	95% of our REIT capital gain income for such year; and

•	any undistributed taxable income from prior periods,
      We will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.
      It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional securities.
      Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction we take for deficiency dividends.
Recordkeeping Requirements
      We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares of beneficial interest. We have complied, and intend to continue to comply, with these requirements.
Failure to Qualify
      Commencing with our 2005 taxable year, if we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Requirements for Qualification — Income Tests” and “— Requirements for Qualification — Asset Tests.”
      If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders. In fact, we would not be required to distribute any amounts to shareholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to most domestic individual, trust and estate shareholders would be taxed at capital gains rates and all distribution in other shareholders would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate shareholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.
Taxation of Taxable U.S. Shareholders
      As used herein, the term “U.S. shareholder” means a holder of our shares of beneficial interest that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.
      As long as we qualify as a REIT, a taxable “U.S. shareholder” must take into account distributions that are made out of our current or accumulated earnings and profits and that we do not designate as capital gain dividends or retained long-term capital gain as ordinary income. A U.S. shareholder will not qualify for the dividends received deduction generally available to corporations. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to the preferred shares and then to the common shares.
      Dividends paid by us to a U.S. shareholder generally will not qualify for the 15% tax rate for “qualified dividend income.” The Jobs and Growth Tax Relief Reconciliation Act of 2003, as amended by the Tax Increase Prevention and Reconciliation Act of 2005, reduced the maximum tax rate for qualified dividend income from 38.6% to 15% for tax years 2003 through 2010. Without future congressional action, the maximum tax rate on qualified dividend income will move to 39.6% in 2011. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to domestic individual, trust and estate shareholders. Because we generally are not subject to federal income tax on the portion of our REIT taxable income distributed to our shareholders, our dividends generally will not be eligible for the 15% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. Currently, the highest marginal individual income tax rate on ordinary income is 35%. However, the 15% tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (1) attributable to dividends received by us from non-REIT corporations, such as our taxable REIT subsidiaries, and (2) attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a shareholder must hold our shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our shares become ex-dividend.
      A U.S. shareholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. shareholder has held our shares. We generally will designate our capital gain dividends as either 15% or 25% rate distributions. A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.
      We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain, to the extent that we designate such amount in a timely notice to such shareholder. The U.S. shareholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in its shares by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.
      To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. shareholder to the extent that it does not exceed the adjusted tax basis of the U.S. shareholder’s shares. Instead, such distribution will reduce the adjusted tax basis of such shares. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. shareholder’s adjusted tax basis in its shares, such shareholder will recognize long-term capital gain, or short-term capital gain if the shares have been held for one year or less, assuming the shares are a capital asset in the hands of the U.S. shareholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.
      Shareholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, we would carry over such losses for potential offset against our future income generally. Taxable distributions from us and gain from the disposition of our shares will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the shareholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of the shares generally will be treated as investment income for purposes of the investment interest limitations. We will notify shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.
Taxation of U.S. Shareholders on the Disposition of Shares of Beneficial Interest
      In general, a U.S. shareholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our shares of beneficial interest as long-term capital gain or loss if the U.S. shareholder has held the shares for more than one year and otherwise as short-term capital gain or loss. However, a U.S. shareholder must treat any loss upon a sale or exchange of shares held by such shareholder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. shareholder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of the shares may be disallowed if the U.S. shareholder purchases other shares within 30 days before or after the disposition.
Capital Gains and Losses
      A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 35% (which rate will apply for the period from January 1, 2003 to December 31, 2010). The maximum tax rate on long-term capital gain applicable to domestic individual, trust and estate taxpayers is 15% for sales and exchanges of assets held for more than one year occurring from May 7, 2003 through December 31, 2010. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain would have been treated as ordinary income if the property were “section 1245 property.” With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate shareholders at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.
Information Reporting Requirements and Backup Withholding
      We will report to our shareholders and to the Internal Revenue Service the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 28% with respect to distributions unless such holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.
      A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us. See “— Taxation of Non-U.S. Shareholders.”
Taxation of Tax-Exempt Shareholders
      Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the Internal Revenue Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute unrelated business taxable income. However, if a tax-exempt shareholder were to finance its acquisition of our shares with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our shares of beneficial interest is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. Such percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares of beneficial interest only if:

•	the percentage of our dividends that the tax-exempt trust would be required to treat as unrelated business taxable income is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares of beneficial interest be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our shares of beneficial interest in proportion to their actuarial interests in the pension trust (see “— Requirements for Qualification” above); and

•	either (1) one pension trust owns more than 25% of the value of our shares of beneficial interest or (2) a group of pension trusts individually holding more than 10% of the value of our shares of beneficial interest collectively owns more than 50% of the value of our shares of beneficial interest.

Taxation of Non-U.S. Shareholders
      The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders (collectively, “non-U.S. shareholders”) are complex. This section is only a summary of such rules. We urge non-U.S. shareholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of our shares, including any reporting requirements.
      A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of United States real property interests, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions. A non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax with respect to the distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such ordinary dividends paid to a non-U.S. shareholder unless either:

•	a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us; or

•	the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.
      A non-U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its shares. Instead, the excess portion of such distribution will reduce the adjusted basis of such shares. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its shares, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its shares, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. shareholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
      We may be required withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.
      For any year in which we qualify as a REIT, a non-U.S. shareholder will incur tax on distributions that are attributable to gain from our sale or exchange of “United States real property interests” under special provisions of the federal income tax laws referred to as FIRPTA. The term “United States real property interests” includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under those rules, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of United States real property interests as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder will receive a credit against its U.S. federal income tax liability for the amount we withhold.
      Beginning with our 2005 taxable year, capital gain distributions to the holders of our common shares and Series A preferred shares that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a United States real property interest, as long as (1) our common shares and Series A preferred shares continue to be “regularly traded” on an established securities market in the United States and (2) the non-U.S. shareholder did not own more than 5% of our common shares or Series A preferred shares, respectively, at any time during the taxable year. As a result, non-U.S. shareholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. If our common shares or Series A preferred shares cease to be regularly traded on an established securities market or the non-U.S. shareholder owned more than 5% of our common shares or Series A preferred shares, respectively, at any time during the taxable year, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph.
      A non-U.S. shareholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our shares as long as at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of our shares. We cannot assure you that that test will be met. However, a non-U.S. shareholder that owned, actually or constructively, 5% or less of our common shares, Series A preferred shares or other series of preferred shares we issue in the future at all times during a specified testing period will not incur tax under FIRPTA with respect to any such gain if the shares are “regularly traded” on an established securities market. Because our common shares and Series A preferred shares are regularly traded on an established securities market, a non-U.S. shareholder will not incur tax under FIRPTA on gain from the sale of our common shares or Series A preferred shares unless it owns more than 5% of our common shares or Series A preferred shares, respectively. If the gain on the sale of the shares were taxed under FIRPTA, a non-U.S. shareholder would be taxed in the same manner as U.S. shareholders with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. shareholder will incur tax on gain not subject to FIRPTA if (1) the gain is effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (2) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. shareholder will incur a 30% tax on his capital gains.
Other Tax Consequences

Tax Aspects of Our Investments in Our Operating Partnership
      The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in our operating partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually a “Partnership” and, collectively, the “Partnerships”). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.
      Classification as Partnerships. We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member), rather than as a corporation or an association taxable as a corporation. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under the Treasury regulations relating to entity classification (the “check-the-box regulations”); and

•	is not a “publicly traded” partnership.

      Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Each Partnership intends to be classified as a partnership for federal income tax purposes (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member), and no Partnership will elect to be treated as an association taxable as a corporation under the check-the-box regulations.
      A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership is generally treated as a corporation for federal income tax purposes, but will not be so treated if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the “90.0% passive income exception”).
      Treasury regulations (the “PTP regulations”) provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership will qualify for the private placement exclusion.
      We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that the Partnerships will be classified as partnerships for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we likely would not be able to qualify as a REIT. See “Federal Income Tax Consequences of Our Status as a REIT — Requirements for Qualification — Income Tests” and “— Requirements for Qualification — Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “Federal Income Tax Consequences of Our Status as a REIT — Requirements for Qualification — Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and their Partners
      Partners, Not the Partnerships, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.
      Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.
      Tax Allocations With Respect to Contributed Properties. Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods.
      Under our operating partnership’s partnership agreement, depreciation or amortization deductions of the operating partnership generally will be allocated among the partners in accordance with their respective interests in the operating partnership, except to the extent that the operating partnership is required under the federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed properties that results in our receiving a disproportionate share of such deductions. In addition, gain or loss on the sale of a property that has been contributed, in whole or in part, to the operating partnership will be specially allocated to the contributing partners to the extent of any built-in gain or loss with respect to such property for federal income tax purposes.
      Basis in Partnership Interest. Our adjusted tax basis in our partnership interest in the operating partnership generally is equal to:

•	the amount of cash and the basis of any other property contributed by us to the operating partnership;

•	increased by our allocable share of the operating partnership’s income and our allocable share of indebtedness of the operating partnership; and

•	reduced, but not below zero, by our allocable share of the operating partnership’s loss and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of the operating partnership.
      If the allocation of our distributive share of the operating partnership’s loss would reduce the adjusted tax basis of our partnership interest below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that the operating partnership’s distributions, or any decrease in our share of the indebtedness of the operating partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.
      Depreciation Deductions Available to Our Operating Partnership. To the extent that the operating partnership acquires its properties in exchange for cash, its initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by the operating partnership. The operating partnership generally will depreciate such property for federal income tax purposes under the modified accelerated cost recovery system of depreciation (“MACRS”). Under MACRS, the operating partnership generally will depreciate furnishings and equipment over a seven-year recovery period using a 200% declining balance method and a half-year convention. If, however, the operating partnership places more than 40% of its furnishings and equipment in service during the last three months of a taxable year, a mid-quarter depreciation convention must be used for the furnishings and equipment placed in service during that year. Tax legislation enacted in 2003 provides a first-year “bonus” depreciation deduction equal to 50% of the adjusted basis of certain “qualified property” placed in service after May 5, 2003, which includes property with a recovery period of less than 20 years, such as furnishings and equipment. A first-year “bonus” depreciation deduction is also available for qualified leasehold improvement property placed in service by January 1, 2007. “Qualified leasehold improvement property” generally includes improvements made to the interior of nonresidential real property that are placed in service more than three years after the date the building was placed in service. In addition, certain qualified leasehold improvement property placed in service before January 1, 2006 will be depreciated over a 15-year recovery period using a straight method and a half-year convention. Under MACRS, the operating partnership generally will depreciate buildings and improvements over a 39-year recovery period using a straight line method and a mid-month convention. The operating partnership’s initial basis in properties acquired in exchange for units in the operating partnership should be the same as the transferor’s basis in such properties on the date of acquisition by the operating partnership. Although the law is not entirely clear, the operating partnership generally will depreciate such property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. The operating partnership’s tax depreciation deductions will be allocated among the partners in accordance with their respective interests in the operating partnership, except to the extent that the operating partnership is required under the federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed properties that results in our receiving a disproportionate share of such deductions.

Sale of a Partnership’s Property
      Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.
      Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “Federal Income Tax Consequences of Our Status as a REIT — Requirements for Qualification — Income Tests.” We, however, do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

Taxable REIT Subsidiaries
      As described above, we may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by us. A taxable REIT subsidiary may provide services to our lessees and perform activities unrelated to our lessees, such as third-party management, development, and other independent business activities. However, a taxable REIT subsidiary may not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated. For this purpose, a “health care facility” means a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a service provider which is eligible for participation in the Medicare program under title XVIII of the Social Security Act with respect to such facility.
      We and our corporate subsidiary must elect for the subsidiary to be treated as a taxable REIT subsidiary. A corporation of which a qualifying taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 20% of the value of our assets may consist of securities of one or more taxable REIT subsidiaries, and no more than 25% of the value of our assets may consist of the securities of taxable REIT subsidiaries and other non-taxable REIT subsidiary taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.
      Rent that we receive from our taxable REIT subsidiaries will qualify as “rents from real property” as long as at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related party tenants, the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space and the amount paid is not attributable to increased rent as a result of a modification of a lease with a controlled taxable REIT subsidiary. The taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to us to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and us or our tenants that are not conducted on an arm’s-length basis.
      We have made taxable REIT subsidiary elections with respect to HADC, which is engaged in the business of designing, developing, and managing healthcare properties, and Windrose SPE Mount Vernon Properties, Inc., which is the managing member of the limited liability company that owns the Mount Vernon Medical Center. We believe that all transactions between us and HADC, Windrose SPE Mount Vernon Properties, Inc., and any other taxable REIT subsidiary that we form or acquire have been and will be conducted on an arm’s-length basis.

State and Local Taxes
      We and/or our shareholders may be subject to taxation by various states and localities, including those in which we or a shareholder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, shareholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the equity shares.
PLAN OF DISTRIBUTION
      We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to underwriters for resale to the public or to investors;

•	directly to agents;

•	directly to investors; or

•	through a combination of any of these methods of sale.
      We will set forth in a prospectus supplement the terms of the offering of our securities, including, without limitation:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	the terms of the securities offered;

•	any over-allotment options under which underwriters or agents may purchase or place additional securities;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.
      The maximum underwriting discount or commission to be received by any NASD member firm or independent broker-dealer for the sale of the securities offered hereby will not be greater than 10%.
Agents
      We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell the securities being offered hereby on a continuing basis, unless otherwise provided in a prospectus supplement.
      We may from time to time engage a company to act as our offering agent for one or more offerings of our securities. If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an underwriter within the meaning of the Securities Act.
Underwriters
      If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement the name of the underwriter and the nature of any such relationship.
Direct Sales
      We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.
      We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses from time to time.
Trading Markets and Listing of Securities
      Unless otherwise specified in an applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common shares or our Series A preferred shares, each of which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
Stabilization Activities
      In accordance with Regulation M under the Exchange Act, underwriters may engage in over-allotment, stabilizing or short covering transactions or penalty bids in connection with an offering of our securities. Over-allotment transactions involve sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Short covering transactions involve purchases of our securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of our securities to be higher than they would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
LEGAL MATTERS
      The legality of any securities offered by us will be passed upon by Hunton & Williams LLP. Certain legal matters may be passed upon for the underwriters, if any, by the counsel named in a prospectus supplement. In addition, we have based the description of federal income tax consequences in “Federal Income Tax Consequences of Our Status as a REIT” upon the opinion of Hunton & Williams LLP.
EXPERTS
      The consolidated financial statements and related financial statement schedule III of Windrose Medical Properties Trust and subsidiaries as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
HOW TO OBTAIN MORE INFORMATION
      We file annual, quarterly and other periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, or other information we file with the Securities and Exchange Commission at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our filings are also available to the public on the internet, through a database maintained by the Securities and Exchange Commission at www.sec.gov.
      We also make available free of charge through our website, www.windrosempt.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as well as the definitive proxy statement and Section 16 reports on Forms 3, 4 and 5. These reports are accessible under the “Investor Center” caption of our Internet website, and are available as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. The information located on, or connected to, our website is not, and shall not be deemed to be, a part of this prospectus or incorporated into any other filings that we make with the SEC.
      In addition, you can inspect and copy reports, proxy statements and other information that we file with the New York Stock Exchange concerning our company at the offices of the New York Stock

Exchange, Inc., 20 Broad Street, New York, New York 10005, on which our common shares (symbol: “WRS”) and our 7.5% Series A cumulative convertible preferred shares (symbol: “WRS PrA”) are listed.
INCORPORATION OF INFORMATION FILED WITH THE SEC
      The Securities and Exchange Commission allows us to “incorporate by reference” into this prospectus the information we file with the Securities and Exchange Commission, which means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the Securities and Exchange Commission. All information incorporated by reference is part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information incorporated later. We incorporate by reference the documents listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to completion of the offering of securities described in this prospectus.
      We incorporate by reference the documents listed below:

•	Annual Report on Form 10-K for the year ended December 31, 2005;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

•	Current Report on Form 8-K filed on February 2, 2006 (except that the information included in Item 7.01 (including Exhibit 99.1 thereto) shall not be deemed incorporated by reference into this prospectus supplement or the accompanying prospectus);

•	Current Report on Form 8-K filed on February 7, 2006;

•	Current Report on Form 8-K filed on March 7, 2006 (except that the information included in Item 7.01 (including Exhibit 99.1 there) shall not be deemed incorporated by reference into this prospectus supplement or the accompanying prospectus);

•	Current Report on Form 8-K filed on March 28, 2006 (except that the information included in Item 7.01 (including Exhibit 99.1 thereto) shall not be deemed incorporated by reference into this prospectus supplement or the accompanying prospectus);

•	Current Report on Form 8-K filed on April 3, 2006;

•	Current Report on Form 8-K filed on April 6, 2006;

•	Current Report on Form 8-K filed on April 14, 2006;

•	Current Report on Form 8-K filed on May 24, 2006;

•	Registration Statement on Form 8-A filed on June 28, 2002 registering our common shares under Section 12(b) of the Exchange Act; and

•	Registration Statement on Form 8-A filed on June 29, 2005 registering our 7.5% Series A cumulative convertible preferred shares.
      We also incorporate by reference all future filings we make with the Securities and Exchange Commission between the date of this prospectus and the date upon which we sell all of the securities we offer with this prospectus and any applicable supplement.
      You may request a copy of these filings, at no cost (other than exhibits and schedules to such filings, unless such exhibits or schedules are specifically incorporated by reference into this prospectus), by writing or calling us at the following address: Windrose Medical Properties Trust, 3502 Woodview Trace, Suite 210, Indianapolis, Indiana 46268, Attention: Daniel R. Loftus, Executive Vice President, Secretary and General Counsel; Phone: (317) 860-8180.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
      The following table sets forth the costs and expense, other than underwriting discounts and commissions, that will be incurred by the Registrant in connection with the sale of the securities being registered in this registration statement. All amounts, other than the SEC registration fee, are estimates.

SEC registration fee	$37,450
Printing and mailing expenses	$15,000
Legal fees and expenses	$25,000
Accounting fees and expenses	$7,500
Transfer agent and custodian fees	$1,500
Miscellaneous	$1,550

Total	$88,000

Item 15.	Indemnification of Officers and Directors.
      The Maryland REIT Law permits a Maryland real estate investment trust to include in its charter a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is material to the cause of action as established by a final judgment. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.
      Our charter authorizes us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer or (b) any individual who, while a trustee of our company and at our request, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, employee or agent of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former trustee or officer of our company. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a trustee of our company and at our request, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served our predecessor in any of the capacities described above and to any employee or agent of our company or a predecessor of our company. The bylaws require us to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.
      The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law (the “MGCL”) for directors, officers, employees and agents of Maryland corporations. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In accordance with the MGCL, our bylaws require us, as a condition to advancing expenses, to obtain (a) a written affirmation by the trustee or officer of such trustee’s or officer’s good faith belief that he or she has met the standard of conduct necessary for indemnification by us as authorized by our bylaws and (b) a written statement by or on his or her behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

Item 16.	Exhibits.

1	.01*	Form of Underwriting Agreement for Equity Securities.

1	.02*	Form of Underwriting Agreement for Debt Securities.

3.01		Articles of Amendment to the Articles of Amendment and Restatement of the Declaration of Trust (incorporated by reference to Exhibit 3.1) to the Registrant’s Current Report on Form 8-K filed on May 24, 2006).

3.02		Articles of Amendment and Restatement of the Declaration of Trust of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11/ A (File No. 333-89186) filed on July 23, 2002).

3.03		Articles Supplementary (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-A12B filed on June 29, 2005).

3.04		Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 24, 2006.

3.05		Form of First Amended and Restated Agreement of Limited Partnership of Windrose Medical Properties, L.P. (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-11/ A (File No. 333-89186) filed on July 23, 2002).

3.06		Schedule 4.02-1 to the First Amended and Restated Agreement of Limited Partnership of Windrose Medical Properties, L.P. Designating the 7.5% Series A Cumulative Convertible Preferred Units (incorporated by reference to Exhibit 10.01 to the Registrant’s Quarterly Report on Form 10-Q filed on August 9, 2005).

4.01		Form of Common Share Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-11/ A (Registration No. 333-89186) filed on August 8, 2002).

4.02		Form of 7.5% Series A Cumulative Convertible Preferred Share Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on July 1, 2005).

4	.03†	Form of Senior Indenture.

4	.04†	Form of Senior Debt Security.

4	.05†	Form of Subordinated Indenture.

4	.06†	Form of Subordinated Debt Security.

5	.01†	Opinion of Hunton & Williams LLP.

8	.01†	Opinion of Hunton & Williams LLP with respect to certain tax matters.

12	.01†	Statement regarding computation of ratios.

23	.01†	Consent of KPMG LLP (independent registered public accounting firm).

23	.02†	Consent of Hunton & Williams LLP (included in Exhibits 5.01 and 8.01).

24	.01†	Power of Attorney (included on the signature page of this Registration Statement).

25	.01*	Statement of Eligibility to act as trustee with respect to the Senior Debt Securities.

25	.02*	Statement of Eligibility to act as trustee with respect to the Subordinated Debt Securities.

†	Filed herewith.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

Item 17.	Undertakings.
      (a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;
provided, however, That paragraphs (a) (1) (i), (a) (1) (ii) and (a) (1) (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b) (3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b) (2), (b) (5), or (b) (7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a) (1) (i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana on June 16, 2006.

WINDROSE MEDICAL PROPERTIES TRUST
(Registrant)

By:	/s/ Paula J. Conroy

Name: Paula J. Conroy

Title:	Senior Vice President and

Chief Financial Officer
POWER OF ATTORNEY
      Each of the trustees and/or officers of Windrose Medical Properties Trust whose signature appears below hereby appoints Frederick L. Farrar and Paula J. Conroy, and each of them, as his or her true and lawful attorneys-in-fact and agents to sign in his or her name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, filing a Rule 462(b) registration statement and generally to do all such things in their behalf in their capacities as trustees and/or officers to enable Windrose Medical Properties Trust to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Fred S. Klipsch Fred S. Klipsch	Chairman of the Board, Chief Executive Officer and Trustee (Principal Executive Officer)	June 16, 2006

/s/ Frederick L. Farrar Frederick L. Farrar	President, Chief Operating Officer and Treasurer	June 16, 2006

/s/ Paula J. Conroy Paula J. Conroy	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 16, 2006

Robert L. Bowen	Trustee	June 16, 2006

/s/ Bruce M. Jacobson Bruce M. Jacobson	Trustee	June 16, 2006

Signature	Title	Date

/s/ David L. Maraman David L. Maraman	Trustee	June 16, 2006

/s/ Bryan A. Mills Bryan A. Mills	Trustee	June 16, 2006

/s/ Jean L. Wojtowicz Jean L. Wojtowicz	Trustee	June 16, 2006

/s/ Darell E. Zink, Jr. Darell E. Zink, Jr.	Trustee	June 16, 2006

EXHIBIT INDEX

Exhibit
Number		Exhibit Title

1	.01*	Form of Underwriting Agreement for Equity Securities.

1	.02*	Form of Underwriting Agreement for Debt Securities.

3.01		Articles of Amendment to the Articles of Amendment and Restatement of the Declaration of Trust (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K on May 24, 2006).

3.02		Articles of Amendment and Restatement of the Declaration of Trust of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11/ A (File No. 333-89186) filed on July 23, 2002).

3.03		Articles Supplementary (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-A12B filed on June 29, 2005).

3.04		Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 24, 2006.

3.05		Form of First Amended and Restated Agreement of Limited Partnership of Windrose Medical Properties, L.P. (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-11/ A (File No. 333-89186) filed on July 23, 2002).

3.06		Schedule 4.02-1 to the First Amended and Restated Agreement of Limited Partnership of Windrose Medical Properties, L.P. Designating the 7.5% Series A Cumulative Convertible Preferred Units (incorporated by reference to Exhibit 10.01 to the Registrant’s Quarterly Report on Form 10-Q filed on August 9, 2005).

4.01		Form of Common Share Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-11/ A (Registration No. 333-89186) filed on August 8, 2002).

4.02		Form of 7.5% Series A Cumulative Convertible Preferred Share Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on July 1, 2005).

4	.03†	Form of Senior Indenture.

4	.04†	Form of Senior Debt Security.

4	.05†	Form of Subordinated Indenture.

4	.06†	Form of Subordinated Debt Security.

5	.01†	Opinion of Hunton & Williams LLP.

8	.01†	Opinion of Hunton & Williams LLP with respect to certain tax matters.

12	.01†	Statement regarding computation of ratios.

23	.01†	Consent of KPMG LLP (independent registered public accounting firm).

23	.02†	Consent of Hunton & Williams LLP (included in Exhibits 5.01 and 8.01).

24	.01†	Power of Attorney (included on the signature page of this Registration Statement).

25	.01*	Statement of Eligibility to act as trustee with respect to the Senior Debt Securities.

25	.02*	Statement of Eligibility to act as trustee with respect to the Subordinated Debt Securities.

†	Filed herewith.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.